Exhibit-10.1
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
OFFICE SUBLEASE
by and between
Apex 7720 North Dobson, L.L.C.,
an Arizona limited liability company
“Landlord”
and
Medicis Pharmaceutical Corporation,
a Delaware corporation
“Tenant”
July 26, 2006
Salt River Pima-Maricopa Indian Community
Maricopa County, Arizona

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

i

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
TABLE OF CONTENTS
(continued)
Appendix “A” – Depiction of Medicis Development
Appendix “A-1” – Site Plan of Riverwalk Project
Appendix “A-2” – Conceptual Design of Buildings Approved by Tenant
Appendix “B” – Facility Alteration Procedure
Appendix “C” – Rules and Regulations
Appendix “D” – Tenant Information Manual/Outline Performance Specifications
Appendix “D-1” – Development Schedule
Appendix “D-2” – Description of General Contractor’s Overhead and Profit Fee
Appendix “E” – Subordination Agreement
Appendix “F” – Bank of America SNDA

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
OFFICE SUBLEASE
LEASE SCHEDULE

1.	Date of Lease:	July 26, 2006

2.	Landlord:	Apex 7720 North Dobson, L.L.C., an Arizona limited liability company

3.	Tenant:	Medicis Pharmaceutical Corporation, a Delaware corporation

4.	Guarantor:	Not applicable

5.	Premises Address:	7720 North Dobson Road, Scottsdale, Arizona 85256

6.	Riverwalk Project:	The 187-acre, mixed-use, master-planned, office and retail center generally located at the northeast corner of Indian Bend Road and the Loop 101 Freeway, within the boundaries of the Salt River Pima-Maricopa Indian Community, in Maricopa County, Arizona, known as “Riverwalk Arizona”. A general site plan (the “Site Plan”) of the Riverwalk Project is attached hereto as Appendix “A-1”. The Site Plan shows, among other things, the principal improvements that comprise or are contemplated to comprise the Riverwalk Project. Tenant agrees that the Site Plan is tentative and that Landlord shall have the right at all times, in its sole discretion, but subject to the terms hereof, to change the size, location, elevation, nature and/or use of any portion or all of the common areas of the Riverwalk Project, the Riverwalk Project or any part thereof as Landlord may from time to time determine, including the right to change the size thereof, to erect buildings thereon, to sell or lease part or parts thereof, to change the location and size of the landscaping and buildings within the Riverwalk Project and to make additions to, subtractions from or rearrangements of such buildings, provided that Landlord shall not materially change the size, location or projected configuration of the Medicis Development without Tenant’s consent, which consent may be withheld in Tenant’s reasonable discretion. In addition, unless consented to in writing by Tenant, which consent shall not be unreasonably withheld, no material change shall be made (i) in the number, visibility or location of primary entrances or exits to or from the Medicis Development, (ii) in the configuration, location, or number of parking spaces within the Medicis Development, (iii) in the pattern of traffic flow within the Medicis Development, (iv) to the proposed floor plans reviewed by Tenant as of the date of this Lease, or (v) to the architectural style and design of the Medicis Development.

7.	Medicis Development:	The real property comprised of approximately 22.7 acres, inclusive of the Buildings and Improvements, as depicted on Appendix “A” – Depiction of Medicis Development attached hereto, together with the easements, rights, privileges and appurtenances thereto. The Medicis Development is contemplated to be developed in two (2) phases (respectively, “Phase I” and “Phase II”). The Medicis Development shall be accessed via Dobson Road.

8.	Premises:	The “Premises” shall mean the entire 3-story building located in Phase I, comprised of approximately 150,000 Rentable Square Feet (as defined herein). In addition, Landlord may also develop a second 3-story building within the Medicis Development, in accordance with the terms of a separate agreement (the “Phase II Building”). The Phase II Building is to be a replica (in all material respects) of the Premises. The Premises and the Phase II Building are sometimes referred to herein collectively as the “Buildings”.

9.	Intentionally Omitted.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.	Phase I Improvements:	All improvements and structures within Phase I other than the Premises now or at any time hereafter constructed and/or situated within Phase I during the Term of this Lease, and any and all replacements, additions and substitutions thereto, including (a) all on-site improvements, including approximately 675 parking spaces (inclusive of up to approximately 262 parking spaces within a parking deck), which parking spaces include a total of 240 covered stalls located within the parking deck and under parking canopies), parking lot lighting, driveways, landscaping and a water feature, site signage, onsite grading, access roads paving, curbs, directional signs, other governmentally required improvements, underground electrical lines, telephone lines, water lines, sewer lines and other utility lines, and screen walls, and (b) all off-site improvements, including, but not limited to, offsite grading, offsite road improvements (including sidewalks, medians, crosswalks and landscaping), offsite water and drainage systems, offsite lighting, offsite underground electric, telephone, water, sewer and other utility lines and other offsite improvements for the benefit of Phase I.

11.	Permitted Use:	General office use, provided that Tenant shall have the right to use a portion of the Premises, not to exceed 10,000 RSF, as a lab/testing area (the “Lab”), upon obtaining Landlord’s written approval, not to be unreasonably withheld, conditioned or delayed, and subject to the terms of Article 42 of this Lease. The Lab shall be used strictly for research, product development and product testing and shall in no event be used for post-development production of products for sale. Tenant shall also have the right to use portions of the Premises for a deli/café (the “Deli”), a workout/exercise facility (the “Workout Facilities”), and other specialty areas, defined below. Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in Tenant’s efforts to obtain Community approval of the materials Tenant intends to use in the operation of the Lab. The Premises are to be used for the Permitted Use, and for no other purpose without the prior written consent of Landlord.

12.	Term:	*** beginning on the Commencement Date (as defined below). Landlord reasonably estimates that, subject to an inability to perform (as described in Article 28), (a) Landlord shall have substantially completed construction of the shell and core of Premises (the “Shell and Core”) five hundred fifty (550) days after Landlord’s receipt of the Approval Letter (as defined in Section 1.C.), and (b) Landlord shall have substantially completed the interior tenant improvements to the Premises that Landlord is obligated to perform pursuant to the terms of this Lease (the “Tenant Improvements”) three hundred fifty (350) days after Tenant’s Architect (as defined in Section 2.A.) obtains all necessary permits for the Tenant Improvements, Tenant covenanting to cause Tenant’s Architect to use commercially reasonable and diligent efforts to apply for and pursue such permits promptly following Landlord’s approval of Tenant’s Construction Plans (as defined in Section 2.A.). For purposes hereof, the "Commencement Date” of the Term shall be the later of (a) the date that Landlord’s construction obligations under this Lease with respect to the Premises and Phase I Improvements (which expressly excludes Tenant’s Specialty Construction Work and any other work contracted for directly by Tenant), have been substantially completed (subject only to completion of punchlist items that do not materially interfere with Tenant’s occupancy of the Premises and use of the Improvements, as evidenced by the issuance of a temporary or final certificate of occupancy or its equivalent from the Community, (b) all utilities and services required by this Lease to be installed by Landlord are available, operational and ready for the provision of services, and (c) the date Landlord delivers the Premises to Tenant; provided that Tenant shall have no obligation to accept the Premises from Landlord during the last three (3) weeks of the months of December, March, June and September (each, a “Blackout Period”). If Landlord offers delivery of the Premises to Tenant during a Blackout Period, Tenant shall have the right, in its sole and absolute discretion, to refuse acceptance until the first available date for coordination of Tenant’s move-in following the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

expiration of the applicable Blackout Period. If Tenant elects, in its sole and absolute discretion, to accept the Premises during any Blackout Period, Tenant shall be deemed to have accepted the Premises upon the actual date of the delivery of the Premises, subject to the further terms of this Lease. The “Expiration Date” shall be the last day of the month which is *** after the Commencement Date. Once Landlord receives the certificate of occupancy or its equivalent and delivers the Premises to Tenant, Landlord shall advise Tenant of the actual Commencement Date and Expiration Date of the Term, and if requested by either party, the parties shall promptly confirm such dates in writing.

13.	Jurisdiction in which the Riverwalk Project is located:	The Salt River Pima-Maricopa Indian Community, County of Maricopa, State of Arizona.

14.	Base Rent:

Dollars Per
Rentable Square
Year During Term	Foot Per Annum ***			Annual Base Rent****			Monthly Base Rent
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**
***	$	*	**	$	*	**	$	*	**

*	Landlord has agreed to abate all Base Rent and Operating Costs during *** of the Term.

**	Landlord has agreed to abate Base Rent and Operating Costs for 25,000 RSF of the Premises during *** of the Term.

***	Included in the Base Rent rental rate is an annual expense stop of $*** per RSF (the “Expense Stop”) for Operating Costs (as defined in Section 4.E.(i)). Tenant shall pay to Landlord on a monthly basis, as Additional Rent, in addition to Base Rent, an amount equal to Operating Costs in excess of the Expense Stop, subject to the further terms of this Lease.

****	Base Rent is calculated using 150,000 RSF for the Premises. If the actual RSF of the Premises is more or less than 150,000 RSF (to be determined by Landlord’s Architect [as defined in Section 1.D.], subject to Tenant’s right to measure the Premises described in Section 4.C.), the Base Rent shall be increased or decreased based on the rental rates set forth in this Section 14 of the Lease Schedule.

15.	Addresses for Purpose of Notice:

	Landlord:	c/o The Alter Group, Ltd.
5500 West Howard Street
Skokie, IL 60077
Attention: Mr. Ronald Siegel
Fax No.: (847) 676-4318

	With a copy to:	Lawrence M. Freedman
Ash, Anos, Freedman & Logan, L.L.C.
77 West Washington Street, Suite 1211

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Chicago, IL 60602
Fax No.: (312) 346-1390
and
Samuel F. Gould
Alter Asset Management, L.L.C. (“Management Agent”)
1980 Springer Drive
Lombard, IL 60148
Fax No.: (630) 620-3606

With a copy to Landlord’s Lender, if any, of any default notice to Landlord or other notice required to be delivered by Lender.

	ADDRESS FOR RENT PAYMENTS ONLY:	The Alter Group
P.O. Box 70259
Chicago, IL 60673-0259

	Tenant:	(a) Prior to Commencement Date:
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
Attention: Robert Curwin
Fax No.: (602) 778- 6029

	With a copy to:	Jennings, Strouss & Salmon, PLC
201 E. Washington Street, 11th Floor
Phoenix, AZ 85004-2385
Attn: George Esahak-Gage, Esq.
Fax No.: (602) 495-2616

(b) Subsequent to Commencement Date:
Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Legal Department

	With a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Mr. Robert Curwin

16.	Security Deposit:	Not applicable.

17.	Master Lease:	That certain Business Lease B-704 dated January 15, 2003, by and between certain allotted landowners of land within the Salt River Pima-Maricopa Indian Community, as lessor, and Apex Park at Pima, L.L.C., an Arizona limited liability company, as lessee, and all extensions, modifications, replacements (including any “Substitute Lease”, as defined in Article 8 of the Master Lease) and renewals thereof. Tenant acknowledges receipt of the Master Lease and any amendment executed prior to the Date of this Lease.

18.	Master Lessor:	The Lessor under the Master Lease, or its successor-in-interest.

19.	Community:	The Salt River Pima-Maricopa Indian Community, a federally recognized Indian tribe.

20.	Secretary:	The Secretary of the Interior, United States Department of the Interior, or his or her authorized representative, including the Superintendent and the Community in the exercise of its authority under its self-governance compact with the United States of America pursuant to the Indian Self Determination and Education Assistance Act, as amended.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

21.	Superintendent:	The Superintendent, Field Administrator, Coordinator or other officer in charge of the Salt River Agency, Bureau of Indian Affairs.

22.	Brokers:	The Alter Group, Ltd., CB Richard Ellis, Inc., and Cushman & Wakefield of Arizona.

23.	Appendices:	Appendix “A” – Depiction of Medicis Development
Appendix “A-1” – Site Plan of Riverwalk Project
Appendix “A-2” – Conceptual Design of Buildings Approved by Tenant
Appendix “B” – Facility Alteration Procedure
Appendix “C” – Rules and Regulations
Appendix “D” – Tenant Information Manual/Outline Performance Specifications
Appendix “D-1” – Development Schedule
Appendix “D-2” – Description of General Contractor’s Overhead and Profit Fee
Appendix “E” – Subordination Agreement
Appendix “F” – Bank of America SNDA

24.	Special Provisions:

	A. Parking:	The parking ratio for the Premises shall be 4.5 parking spaces per 1,000 RSF of the Premises (the “Parking Ratio”). Tenant shall have the exclusive right to use a parking deck that shall include approximately 275 parking spaces. The Phase I Improvements also shall include 124 parking canopies. All parking canopies shall have sufficient under-canopy lighting. Additional on-grade parking canopies may be added to the Improvements by Landlord at Tenant’s request, subject, however, to Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Community approval, and the cost of such canopies shall be paid by Tenant within ninety (90) days of the Commencement Date or the completion date of the canopies, whichever is later, or, at Tenant’s sole election, shall be added to Base Rent and amortized on a level pay debt service basis starting on the first anniversary of the Commencement Date or completion date, as applicable, over the then-remaining Term of this Lease, with interest at eight percent (8%) per annum. If Landlord consents to adding additional on-grade parking canopies, the corresponding adjustment to Base Rent shall be reflected in an amendment to this Lease to be executed by Landlord and Tenant. Except as expressly provided herein, the cost of Tenant’s parking is included in the Base Rent, regardless of whether the spaces are reserved or unreserved or covered or uncovered.

	B. Option to Extend:	Two (2) option(s) to extend the Term for five (5) years each, subject to the terms of Article 45 below. Notwithstanding any provision of this Lease to the contrary, the Term shall not extend beyond the term of the Master Lease and Tenant shall not be entitled to exercise an option to further extend this Lease should the exercise of such option cause the Term to extend beyond the termination date of the Master Lease.
NOTE: Unless otherwise expressly specified herein, all time periods in this Lease shall be calculated using calendar days (rather than business days).
[Remainder of page intentionally left blank.]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
L E A S E
     THIS LEASE MADE and entered into as of the date set forth on the Lease Schedule as Date of Lease, which Lease Schedule is appended to this Lease and is specifically incorporated by reference herein, by and between Landlord and Tenant as set forth in the Lease Schedule.
W I T N E S S E T H:
Demise
     A. Landlord does hereby lease to Tenant and Tenant hereby lets from Landlord, the Premises set forth in the Lease Schedule, which are to be constructed within the Medicis Development within the Riverwalk Project.
     B. Such letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by them to be kept and performed and that this Lease is made upon the condition of such performance.
1.
DRAWINGS, SPECIFICATIONS, APPROVALS AND CONSTRUCTION: CORE AND SHELL OF
PREMISES AND PHASE I IMPROVEMENTS
     A. Landlord shall obtain, on behalf of Tenant, all necessary third-party approvals of this Lease and the development of the Medicis Development (except that Tenant shall obtain all permits for the Tenant Improvements) from the Community and any other entity having jurisdiction or control over the Riverwalk Project, including approval from the Design Review Committee (“DRC”) of the Community for the contemplated development and operations within the Medicis Development. Landlord and Tenant acknowledge and agree that Landlord has provided to Tenant and Tenant has approved the size and conceptual design of the Buildings as attached hereto as Appendix “A-2”, the depiction of the Medicis Development attached hereto as Appendix “A”, the Site Plan of the Riverwalk Project attached hereto as Appendix “A-1”, and the Outline Performance Specifications attached hereto as Appendix “D” (collectively, the “Conceptual Designs”).
     B. Landlord shall prepare schematic designs and drawings of the Medicis Development for submission to the DRC (the “DRC Plans”). The DRC Plans shall include the Premises, the Phase II Building, the pedestrian bridge that is contemplated to connect the Buildings on the second (2nd) or (3rd) floor of the Buildings (the “Pedestrian Bridge”), landscape plans, elevations and exterior finishes for the Medicis Development. Concurrently with Landlord’s delivery of the DRC Plans to the DRC, Landlord shall deliver the DRC Plans to Tenant. Tenant shall have the right to review and approve (which approval shall not be unreasonably withheld, conditioned or delayed) the DRC Plans, provided that Tenant’s review shall be limited to a determination that the DRC Plans are in general conformance with the Conceptual Designs. Tenant shall have ten (10) business days after receipt of the DRC Plans to approve the DRC Plans. Tenant’s failure to respond to Landlord within such ten (10) business day period shall be deemed approval of the DRC Plans by Tenant. If the DRC requires material modifications to the DRC Plans, then Tenant shall have the right to review the revised DRC Plans for general conformance with the Conceptual Plans until the Approval Letter described in Section 1.C below is obtained.
     C. Tenant acknowledges and agrees that approval of the DRC Plans by the Community shall be evidenced by a letter (the “Approval Letter”) to be obtained by Landlord from the DRC, Landlord covenanting to (i) provide a copy of such letter to Tenant promptly upon Landlord’s receipt of such letter from the DRC, and (ii) use commercially reasonable efforts to obtain the Approval Letter as soon as reasonably possible. Landlord and Tenant acknowledge and agree that Landlord shall have no obligation to request DRC approval of any element of the Medicis Development that is not in compliance with Community ordinances, the Riverwalk Project sign criteria, DRC approvals for the overall development of the Riverwalk Project and other applicable Laws. Tenant acknowledges that the approval of the DRC set forth in the Approval Letter may be subject to certain stipulations. If Tenant does not object to such stipulations by written notice to Landlord within ten (10) business days after Tenant’s receipt of the Approval Letter, the stipulations set forth in the Approval Letter shall be binding upon Tenant. Tenant acknowledges that if, after Landlord’s receipt of the Approval Letter, Tenant shall change the Conceptual Designs and/or the DRC Plans, Landlord may be required to re-submit revised DRC Plans to the DRC and if such resubmission is required, the Commencement Date shall be accelerated by the number of days in the period between the receipt by Landlord of Tenant’s request to change the Conceptual Designs and/or the DRC Plans and the date Landlord receives the second Approval Letter, if that request actually delays the construction of the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Premises (excluding de minimus delays) (Landlord covenanting to use commercially reasonable efforts to obtain the second Approval Letter as soon as reasonably possible) and Tenant shall pay the actual and reasonable costs incurred by Landlord in preparing and submitting to the DRC revised DRC Plans, including any inflationary construction costs associated with such delay. Once Landlord has obtained permits from the Community for the construction of the Medicis Development, Tenant shall have no further right to change the Conceptual Designs and/or DRC Plans.
     D. Following receipt of the Approval Letter, Landlord shall engage PHArchitecture (the “Landlord’s Architect”) to prepare the plans and specifications for the construction of the Shell and Core and the Phase I Improvements. Such plans and specifications shall include (but are not limited to) grading and paving plans, drainage plans, lighting plans, landscape plans, building plans and lobby designs (excluding lobby finishes to be designed by Tenant’s Architect) and shall be suitable (i) to obtain bids for the work described in such plans and specifications, (ii) to obtain permits from the Community for the work described in such plans and specifications, and (iii) for submission to the contractors performing the work described in such plans and specifications. All plans and specifications prepared on behalf of Landlord shall be in accordance with those certain Outline Performance Specifications dated May 11, 2006, set forth in Appendix “D”. All plans and specifications prepared by or on behalf of Landlord for the construction of the Shell and Core and the Phase I Improvements shall be referred to herein collectively as the “Plans and Specifications”. The Plans and Specifications shall be submitted concurrently to (y) the Community to obtain any necessary permits for the work described in the Plans and Specifications and subcontractors for bids, and (z) to Tenant for confirmation that the Plans and Specifications are in general conformance with the DRC Plans, which confirmation shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that Tenant has hired a tenant representative/construction manager (JKA Realty Advisors, Mr. James Aungst @ jaungst@cox.net) to assist in Tenant’s review of the Plans and Specifications. Tenant shall provide Landlord with notice whether the Plans and Specifications conform with the DRC Plans within ten (10) days after the date Tenant receives the Plans and Specifications from Landlord, and once approved, the Plans and Specifications shall thereafter be referred to as the “Approved Plans and Specifications”.
     E. (i) The Core and Shell and Phase I Improvements shall be constructed by Landlord in accordance with the Approved Plans and Specifications, using the Weitz Company (the “General Contractor”). Promptly following Landlord’s receipt of the Approval Letter and permits from the Community for the construction of the Core and Shell and the Phase I Improvements, Landlord shall commence construction of the Core and Shell and the Phase I Improvements and shall diligently complete construction of the Shell and Core and the Phase I Improvements pursuant to the schedule attached hereto as Appendix “D-1”.
          (ii) Except as hereinafter set forth, Landlord shall have no obligation to perform or pay for the construction of the Shell and Core and/or Phase I Improvements except as expressly included in the Approved Plans and Specifications. If Tenant wishes to amend the Conceptual Designs, DRC Plans and/or the Approved Plans and Specifications to include additional work or to modify any part of the Conceptual Designs, DRC Plans and/or the Approved Plans and Specifications (the “Additional Work”), Tenant shall make such request in a detailed written notice delivered to Landlord’s Representatives (as defined in Section 2.I.). Landlord shall provide to Tenant written cost and time estimates for the Additional Work. If Tenant shall fail to provide notice in writing whether it approves such estimates within five (5) business days after receipt thereof, Tenant shall be deemed to have abandoned its request for such Additional Work, and Landlord shall have no obligation to proceed with such Additional Work. If Tenant approves in writing the estimates of the costs of the Additional Work, Landlord agrees to perform such Additional Work at Tenant’s sole cost and expense. All costs associated with the Additional Work shall be subject to a five percent (5%) Landlord administrative fee. If Tenant shall not have approved the estimated cost of the Additional Work, Tenant may submit a revised request for such Additional Work and the parties shall repeat the foregoing procedures. Once Landlord has fully paid the Landlord’s Contribution, as defined below, if additional charges remain unpaid for Additional Work, Tenant shall pay to Landlord the cost of such Additional Work within ten (10) days after receipt of an invoice therefor (which invoice may be sent by Landlord only after substantial completion of such Additional Work). In addition, the estimated date of Landlord’s delivery of (i) the Shell and Core, and (ii) the Tenant Improvements each shall be extended by a period equal to the additional estimated time, if any, required to complete such Additional Work, as included in Landlord’s time estimates, and the Commencement Date shall be accelerated by the number of days delay attributable to the Additional Work, as reasonably determined by Landlord.
2.
DRAWINGS, SPECIFICATIONS, APPROVALS AND CONSTRUCTION:
TENANT IMPROVEMENTS
     A. Tenant has contracted directly with the architectural design firm of DMJM H&N, Inc. (“Tenant’s Architect”), which is approved by Landlord. Tenant’s Architect first shall prepare a space plan for the Tenant

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Improvements (the “Space Plan”), which Space Plan shall be submitted to Landlord in general conformance with the time periods included in the development schedule attached hereto as Appendix “D-1” so that the parties may timely complete their respective construction obligations. Landlord shall, within fifteen (15) days after receipt of the Space Plan, inform Tenant, in writing, of the required revisions or corrections thereto that are necessary because the Space Plan is incompatible with the Approved Plans and Specifications for the construction of the Shell and Core. Following Landlord’s approval of the Space Plan, Tenant’s Architect shall prepare plans and specifications for the Tenant Improvements in accordance with the approved Space Plan (“Tenant’s Construction Plans”). Tenant’s Construction Plans also shall be prepared in conformance with the requirements of the Tenant Information Manual (attached hereto as Appendix “D”), and shall include (i) reflected ceiling plans, (ii) dimensioned partition and door location plans, (iii) finish plans, (iv) furniture partition layout plans, (v) telephone and electrical plans noting any special lighting and power load requirements, (vi) HVAC design criteria and all security and communications information, (vii) detail plans, (viii) mechanical, plumbing and electrical and (ix) structural and engineering drawings and calculations, if required, and shall be suitable in all respects for bidding, permitting and construction. In no event shall Tenant’s Construction Plans include any fencing, barrier or other obstruction or take any action that prohibits access to and/or through the Medicis Development (other than the Premises) by other tenants or occupants of the Riverwalk Project and their agents, employees or invitees. Landlord shall provide to Tenant an allowance (the “Plan Allowance”) for space planning and programming services in the amount of Eleven Cents ($.11) per RSF of the Premises. (Landlord and Tenant acknowledging and agreeing that the amount of such Plan Allowance shall be adjusted based on the determination of the actual RSF of the Premises by Landlord’s Architect, subject to Tenant’s right to measure the Premises included in Section 4.C. below). The Plan Allowance shall be in addition to Landlord’s Contribution (defined in Section 2.E.(i) below). All other fees payable with respect to Tenant’s Construction Plans shall be included in Landlord’s Contribution. All aspects of the preparation of Tenant’s Construction Plans shall be coordinated through Landlord so that Landlord may ensure the quality and timeliness of the delivery of Tenant’s Construction Plans.
     B. (i) Tenant shall submit Tenant’s Construction Plans to Landlord in general conformance with the time periods included in the development schedule attached hereto as Appendix “D-1” so that the parties may timely complete their respective construction obligations. Landlord shall have fifteen (15) days after receipt of Tenant’s Construction Plans to review and approve Tenant’s Construction Plans or to provide to Tenant, in writing, required revisions or corrections thereto (i) that are necessary to conform to the Space Plan, or (ii) if the proposed Tenant Improvements: (a) are not consistent with the architectural character of the Premises, (b) include floor to ceiling demountable partitions and all infrastructure associated with such installation, (c) include indirect lighting attached to movable, furniture partitions, (d) include significant areas of raised computer flooring and underfloor, cabling, electrical distribution and ductwork (excluding Tenant’s proposed data center), (e) do not include the entire Premises, (f) in Landlord’s reasonable judgment will adversely affect the structure of the Premises, the heating, air-conditioning and ventilating system or electrical, mechanical, plumbing or other lines, systems or base building circuitry, (g) in Landlord’s reasonable judgment will materially increase Landlord’s costs of operating and maintaining the Premises, (h) would modify the appearance of the Premises, (i) would adversely affect the safety of the Premises or the life-safety systems in the Premises, or (j) would, in Landlord’s reasonable judgment, violate the terms of any applicable zoning or building laws or ordinances or other governmental orders or requirements; provided, however, that the foregoing are merely examples of reasons for which Landlord may request changes and modifications to Tenant’s Construction Plans or withhold its approval thereof and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples. In the event Landlord shall not inform Tenant of such desired revisions or corrections to Tenant’s Construction Plans within such fifteen (15) day period, then Tenant’s Construction Plans shall be deemed approved and accepted for the purposes hereof.
          (ii) In the event Landlord shall inform Tenant of required revisions or corrections to Tenant’s Construction Plans in accordance with the immediately preceding paragraph, Tenant shall revise the same and shall submit revised Tenant’s Construction Plans to Landlord for Landlord’s approval. Landlord shall have five (5) days after receipt of such revised Tenant’s Construction Plans to review and approve Tenant’s Construction Plans or to provide to Tenant, in writing, required revisions or corrections thereto. Tenant shall thereafter revise the revised Tenant’s Construction Plans until approved by Landlord. Landlord shall have, in each instance, five (5) days after receipt of each revised set of Tenant’s Construction Plans to review and approve or comment thereon. In the event Landlord shall not inform Tenant of such desired revisions or corrections to any of the revised Tenant’s Construction Plans within said five (5) days, then the applicable revised Tenant’s Construction Plans shall be deemed approved and accepted for the purposes hereof.
     C. Tenant acknowledges that Landlord does not assume any responsibility whatsoever for the detailed design of any structure or structures, or for any violation of any applicable Laws included in Tenant’s Construction Plans or with respect to any work performed by Tenant or Tenant’s Engineers (as defined hereafter), agents, contractors or representatives, although Landlord and its employees and agents shall, only as a courtesy to Tenant, but without assuming any responsibility, advise Tenant of any known or suspected violations of Law or defects in

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
design or structures of which they become aware. Tenant shall not make any material change in Tenant’s Construction Plans once the same are approved by Landlord, except as permitted in Section 2.E.(iii).
     D. (i) Landlord and Tenant acknowledge and agree that Tenant shall have the right to include certain special features in Tenant’s Construction Plans, including, but not limited to, one (or if permitted by applicable fire regulations, more) internal stairwells, facilities for computers, a lounge, lunchrooms, the Deli, the Workout Facilities, a telephone equipment room, file rooms, security cameras and related equipment, access control equipment (interior and exterior to the Premises and the Medicis Development), a lobby water feature and the Lab. Landlord shall coordinate with Tenant’s security consultant to integrate Tenant’s security system into the base building systems of the Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that (a) certain fire and life safety systems must be installed separately from Tenant’s security system, and (b) the installation of all special features shall be subject to scheduling limitations, as described in Section 2.G.(ii).
          (ii) Tenant shall promptly repair, at its sole cost and expense, any damage done to the Premises and to any electrical, mechanical, HVAC, sprinkler, life safety and other operating system serving the Premises or common areas appurtenant to the Premises that are caused by or arise out of the installation, maintenance, operation and repair by Tenant or its contractor of Tenant’s cabling and related telecommunications equipment. Tenant waives all liabilities, claims, damages, losses, demands, causes of action, suits, proceedings, judgments and expenses against Landlord arising from the following: (i) any personal injury, bodily injury, or property damage occurring in or at the Premises in connection with the installation of and use by Tenant of Tenant’s cabling; and/or (ii) business interruption or loss of use of the Premises suffered by Tenant in connection with the installation of and use by Tenant of Tenant’s cabling. Tenant shall remove, at Tenant’s sole cost and expense, (a) all cabling from the ceiling and, if legally required, other areas of the Premises, and (b) equipment installed by or on behalf of Tenant or its assignees or sublessees from the risers, telecommunications closets and/or the Premises by no later than the expiration or thirty (30) days after Landlord’s earlier termination of this Lease or Tenant’s right to possession of the Premises. All damages and injury to the risers, telecommunications closets, the Premises caused by such removal shall be repaired by Tenant, at Tenant’s sole expense.
          (iii) To the fullest extent permitted by Law, Tenant shall, at Tenant’s sole cost and expense, indemnify Landlord, Management Agent, the Master Lessor, the Community, the Secretary and the United States (collectively, “Landlord Indemnitees”) for, from and against any notices, claims, demands, obligations, injuries to any person, costs and expenses (including reasonable attorneys’ fees), liabilities, or causes of action whatsoever (collectively, “Losses”) arising out of, claimed, charged or incurred by or against any of them from (i) any personal injury, bodily injury or property damage whatsoever occurring in the Deli and Workout Facilities; and/or (ii) the use or occupancy, or manner of use or occupancy, or conduct or management of the Deli and/or Workout Facilities. Tenant’s indemnification obligations shall not apply to Losses caused by the negligence or willful misconduct of the Landlord Indemnitees or their employees or agents. The indemnification provided in this Section 2.D. (iii) shall survive any expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises as a result of an event of default by Tenant.
          (iv) Tenant agrees that in connection with the installation of Tenant’s security cameras, any necessary roof penetrations as may be permitted by Landlord shall be performed by Landlord’s roofing contractor (at Tenant’s sole cost and expense, but at rates no greater than those the contractor charges Landlord). Such cameras shall be installed, maintained and operated by Tenant in compliance with all applicable Laws, the cameras and all related equipment shall be maintained by Tenant so that the appearance of such cameras and equipment is one of good order and condition, and any damage to the same that adversely affects the appearance of the cameras and equipment or any damage to the Premises shall be promptly repaired, and Landlord and its employees and agents shall have the right, upon reasonable request from time to time, to view and access the videos obtained from such cameras during normal working hours, but only in connection with ongoing security-related investigations. At the expiration or earlier termination of this Lease, or any termination of Tenant’s right to possession of the Premises following an uncured default or upon Tenant’s vacation or abandonment of the Premises, Tenant shall, at Tenant’s sole cost and expense, remove all security cameras and related equipment installed by Tenant, repair any and all damage caused to the Premises by such removal, and pay to Landlord, on demand, the cost and expense to restore the Premises to its condition existing prior to the installation of such cameras and related equipment. If Tenant fails to promptly perform its maintenance obligations hereunder or remove such cameras and related equipment and repair such damage, upon prior reasonable notice to Tenant, Landlord shall have the right to do so at Tenant’s sole cost and expense as Additional Rent. In connection with the installation, operation and removal of the security cameras, Tenant hereby expressly indemnifies, defends and holds harmless the Landlord Indemnitees for, from and against any Losses arising out of, claimed, charged or incurred by or against any of them in connection with Tenant’s installation, maintenance, monitoring, failure to monitor, operation, discontinuance of operation and/or removal of the security cameras not caused by the negligence or willful misconduct of the Landlord Indemnitees or their employees or agents. The indemnification provided in this Section 2.D.(iv) shall survive any expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises as a result of an event of default by Tenant. At the time Landlord reviews Tenant’s plans for the installation of Tenant’s security equipment,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Landlord shall advise Tenant in writing as to what equipment must be removed by Tenant at the expiration or earlier termination of this Lease (Tenant to repair any damage caused by such removal). If those portions of the security system not designated by Landlord as equipment to be removed are in reasonably good working condition at the expiration or termination of this Lease, Tenant shall have the option of leaving such equipment in place and conveying it to Landlord through an appropriate bill of sale or other instrument, and Tenant shall have no further obligations to Landlord regarding such conveyed equipment, except with respect to Losses arising from Tenant’s installation and operation of such security equipment prior to such conveyance.
     E. (i) The Tenant Improvements shall be constructed by the General Contractor (Weitz) in accordance with the fee structure described in Appendix “D-2”. Notwithstanding any provision of this Lease to the contrary, Landlord’s contribution to the cost of the Tenant Improvements shall in no event exceed *** Dollars ($***) per RSF of the Premises, which equals *** Dollars ($***), based on 150,000 RSF in the Premises (which amount shall be adjusted based on the determination of the actual RSF of the Premises by Landlord’s Architect, subject to Tenant’s right to measure the Premises included in Section 4.C.) (together with allowances for lobby, landscaping and other improvements as included in Appendix “D”) (“Landlord’s Contribution”). Notwithstanding any provision of this Lease to the contrary, if Tenant’s Construction Plans provide for the improvement of less than all of the Premises (regardless of whether Tenant plans to improve the remainder of the Premises in the future), Landlord’s Contribution shall be an amount equal to *** Dollars ($***) multiplied by the number of RSF of the Premises to be improved in accordance with Tenant’s Construction Plans (which amount shall be adjusted based on the determination made by Landlord’s Architect of the actual RSF of the Premises improved in accordance with Tenant’s Construction Plans, subject to Tenant’s right to measure the Premises included in Section 4.C.). Further notwithstanding any provision of this Lease to the contrary, the first *** Dollars ($***) of the *** Dollars ($***) used to calculate Landlord’s Contribution shall be applied to the hard costs, as more particularly described in Section 2.E.(v) below. The remaining *** Dollars ($***) per RSF may be allocated towards soft costs and/or “long lead” hard cost items that are pre-approved by Landlord, and payment by Landlord for such items shall only occur when delivery to the job site is complete. With respect to any such long lead hard cost items for which payment must be made before delivery of such item to the Premises, Tenant shall make such payment and if funds are available from Landlord’s Contribution at the completion of the Tenant Improvements, Landlord shall reimburse Tenant for such payment from Landlord’s Contribution. Landlord’s Contribution shall be applicable to architectural and engineering fees, all fees associated with plan review, permitting and development fees, and hard construction costs (except as specifically provided in this Lease), and all materials or utilities supplied by Landlord, the General Contractor or their agents in connection with the construction of the Tenant Improvements.
          (ii) Landlord shall provide to Tenant estimates of the costs of constructing the Premises and Phase I Improvements provided to Landlord by the General Contractor (the “Contractor’s Proposal”) for Tenant’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. Subject to Tenant’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, Landlord shall have the right to convert the contract with the General Contractor into a so-called “lump sum” contract once a final price has been determined and approved by Tenant for the construction of the Premises and Phase I Improvements.
          (iii) Except as hereinafter set forth, Landlord shall have no obligation to perform or pay for Tenant Improvements except as expressly included in Tenant’s Construction Plans. If Tenant wishes to amend Tenant’s Construction Plans to include additional Tenant Improvement work or to modify any part of Tenant’s Construction Plans (“Additional Tenant Improvement Work”), Tenant shall make such request in a detailed written notice delivered to Landlord’s Representatives. Landlord shall provide to Tenant written cost and time estimates for such Additional Tenant Improvement Work. If Tenant shall fail to provide notice in writing of whether it approves Landlord’s estimates within five (5) business days after receipt thereof, Tenant shall be deemed to have abandoned its request for such Additional Tenant Improvement Work and Landlord shall have no obligation to proceed with such Additional Tenant Improvement Work. If Tenant approves in writing the estimates of the costs of the Additional Tenant Improvement Work within such five (5) business day period, Tenant shall have Tenant’s Architect prepare plans and obtain permits, if required, for such Additional Tenant Improvement Work and Landlord agrees to perform such Additional Tenant Improvement Work at Tenant’s sole cost and expense. All costs associated with the Additional Tenant Improvement Work to be performed by Landlord shall be subject to a five percent (5%) Landlord administrative fee. If Tenant provides notice that it does not approve the estimates of the cost of the Additional Tenant Improvement Work, Tenant may submit a revised request for such Additional Tenant Improvement Work and the parties shall repeat the foregoing procedures. Tenant shall pay to Landlord the cost of such Additional Tenant Improvement Work within ten (10) days after receipt of an invoice therefor, which invoice may be sent by Landlord only after substantial completion of such Additional Tenant Improvement Work. In addition, the estimated date of Landlord’s delivery of the Tenant Improvements shall be extended by a period equal to the estimated time to complete such Additional Tenant Improvement Work, as included in the approved estimates, and the Commencement Date shall be accelerated by the number of days delay attributable to the Additional Tenant Improvement Work, as reasonably determined by Landlord.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          (iv) Landlord shall obtain competitive bids for all subcontracts for construction of the Tenant Improvements in excess of Twenty-Five Thousand Dollars ($25,000.00) from a list of subcontractors submitted to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Once all such bids have been received by Landlord, Landlord shall submit to Tenant for approval (such approval not to be unreasonably withheld, conditioned or delayed) a schedule of subcontractor bids approved by Landlord. Tenant shall advise whether it approves such schedule within five (5) business days after submission of same to Tenant by Landlord. Tenant’s failure to provide that notice to Landlord within such period shall be deemed approval by Tenant of such schedule.
          (v) Tenant shall be solely responsible for any cost of construction of the Tenant Improvements in excess of Landlord’s Contribution (“Tenant’s Contribution”). Tenant’s Contribution shall be paid by Tenant to Landlord in installments, within fifteen (15) days after Landlord’s written request therefor (which requests shall not be made more often than monthly), following funding and payment of Landlord’s Contribution made by Landlord for the costs of constructing the Tenant Improvement Work that exceeds Landlord’s Contribution for the Premises. Such installments shall be in an amount equal to the cost of draw payments made by Landlord. Hard costs shall not include the cost of procurement and/or installation of furniture, furniture and/or demountable partitions, indirect lighting mounted to furniture and/or demountable partitions or significant areas of raised computer flooring (excluding, however, Tenant’s proposed data center), including all infrastructure associated with such installations.
     F. Provided that the contract with the General Contractor shall not have been converted to a lump-sum contract pursuant to Section 2.E.(ii), Tenant and its advisors, at Tenant’s expense, shall have the one-time right upon fifteen (15) days’ prior written notice to Landlord (the “Review Notice”), to be given only within sixty (60) days after the date the Premises shall be deemed to be ready for Tenant’s occupancy (as described in Section 3.C.), to review Landlord’s books and records relating to the cost of the Tenant Improvements, provided that at the time Tenant delivers the Review Notice Tenant shall not be default of any of the terms, covenants or provisions of this Lease. Tenant shall have ninety (90) days after delivery of the Review Notice to complete Tenant’s review of Landlord’s books and records concerning the cost of the Tenant Improvements at Landlord’s main accounting office. The nature and content of such review shall be strictly confidential. Tenant, for itself and on behalf of its employees and agents, shall not disclose the information obtained from the review to any other person or entity including, without limitation, any other tenant in the Riverwalk Project or any employee or agent of any such tenant in the Riverwalk Project, provided, however, Tenant shall be permitted to divulge the information obtained from the review in connection with any administrative or judicial proceedings in which Tenant is involved. If Tenant shall not timely send a Review Notice, Tenant shall be deemed to have waived its right to review Landlord’s books and records relating to the cost of the Tenant Improvements.
     G. (i) In Tenant’s Construction Plans, Tenant may designate certain areas within the Premises as “specialty areas”, such as the data center, Lab, Deli and meeting or training rooms with special electronic or communication equipment (the “Meeting Rooms”), and the Workout Facilities, Landlord and Tenant acknowledging and agreeing that an area shall not be designated as a “specialty area” if such area is integrated into and/or adversely affects base building systems. Tenant shall have the right to specify the subcontractors and the related designers and mechanical engineers to perform work directly contracted for by Tenant or Tenant’s agent to be used for specialty areas (“Tenant’s Specialty Construction Work”), subject to Landlord’s prior written approval of any such designated subcontractor, designer or mechanical engineers, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant of Landlord’s approval or disapproval within five (5) business days following submission by Tenant to Landlord of the name of a proposed subcontractor, designer or mechanical engineer. It shall be reasonable for Landlord to withhold its consent to any subcontractor, designer or mechanical engineer that (a) is not licensed, (b) is not of good reputation, (c) does not have a demonstrated capability to perform quality workmanship, (d) does not have the financial capacity to complete the applicable work, (e) is not experienced in performing work of the type contemplated in similar class office buildings, (f) is not familiar with mid-rise construction to the extent relevant, (g) is not capable of working in harmony with other contractors and professionals in the Premises, (h) does not have good labor and minority relations, and/or (i) is not bondable (even though bonds may not be required). Tenant has contracted directly with Mechanical Designs, Inc. and McGrew Engineering, Inc. with respect to mechanical (HVAC and plumbing) and electrical, which firms are approved by Landlord. If, in Landlord’s reasonable opinion, any work contracted for directly by Tenant will affect base building systems or the structural elements of the Premises, Landlord may engage other engineers to review such proposed work, and the reasonable out-of-pocket cost of such review (“Review Costs”) shall also be borne by Tenant. Subject to the foregoing, the mechanical, plumbing and electrical subcontractors selected by Landlord (which subcontractors have been approved by Tenant) shall perform both construction of the Shell and Core and the Tenant Improvements. All Tenant’s Specialty Construction Work and all other work performed in the Premises pursuant to contracts entered into directly by Tenant, shall be performed pursuant to the Tenant Information Manual attached hereto as Appendix “D” and the Approved Plans and Specifications. Tenant shall deliver to Landlord copies of all contracts proposed to be executed by Tenant for all

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
work in the Premises contracted for directly by Tenant, which contracts shall require the applicable contractor to comply with the requirements of the Tenant Information Manual. Tenant’s Architect shall obtain all required building permits and otherwise comply with all laws and governmental rules and regulations with respect to or in any manner applicable to all work in the Premises contracted for directly by Tenant.
          (ii) Tenant shall coordinate, and cause its contractors, representatives and agents to coordinate with Landlord, the General Contractor and their designated agents regarding the performance of all work in the Premises contracted for directly by Tenant, including the use of the Premises loading bay, the delivery of materials and labor for the Premises and the elimination of rubbish and construction debris. Each party shall cause its respective architects, contractors and subcontractors to furnish to the other party and its architects, contractors, subcontractors and other agents from time to time such information as may be reasonable in connection with the construction of the Premises and Phase I Improvements. Tenant shall require all contractors and subcontractors performing work on behalf of Tenant to provide protection against damage to the Premises and work of others to an extent that is satisfactory to Landlord in the reasonable exercise of its discretion. In any event, however, if such damage shall occur, and shall have been caused directly by Tenant or its contractors or any of their respective subcontractors, agents, employees or invitees, Tenant shall promptly restore and repair, or cause its contractor to promptly restore and repair, such damage. If Tenant, its contractors or their agents have not commenced the cure of such damage within fifteen (15) days after written notice from Landlord of the damage, Landlord or the General Contractor may, at Landlord’s option, repair any such damage at Tenant’s cost and Tenant shall reimburse Landlord within fifteen (15) days of receipt by Tenant of an itemized invoice with supporting backup documentation, and such sums shall bear interest from the date fifteen (15) days after the invoice to the date of reimbursement at the rate of eight percent (8%) per annum computed on the actual number of days elapsed during the period for which interest is being charged.
          (iii) Landlord shall make available to Tenant for the performance of Tenant’s Specialty Construction Work, at no charge, electric power (Tenant acknowledging that the electric power available at the Premises prior to the delivery of the Premises to Tenant shall be temporary and limited to amounts reasonably anticipated by the General Contractor to be adequate for the construction of the Premises and that Landlord and/or the General Contractor shall have no obligation to provide additional electric power) and dumpster space.
          (iv) The Commencement Date shall not be extended because of (A) Tenant’s failure to comply with any monetary or construction-related deadline, (B) Tenant’s request for revisions to the Conceptual Plans and/or DRC Plans, (C) Tenant’s request for Additional Work or Additional Tenant Improvement Work, (D) Tenant’s request for materials, finishes, or installations as part of the Approved Plans and Specifications that are so called long-lead items, provided the same are identified by Landlord at the time of Landlord’s approval of Tenant’s Construction Plans (Landlord covenanting to use commercially reasonable efforts to identify all such long-lead items, but if an item requested by Tenant is not so identified, but causes a delay, the Commencement Date shall not be extended), (E) postponement of any work at Tenant’s request, or (F) delays in Tenant’s Specialty Construction Work or any other work contracted for directly by Tenant. Landlord and Tenant each agrees to use good faith reasonable efforts to counter the effect of any delay caused by the other party or by other events or conditions; however, neither party shall be obligated to expend any additional amounts in such efforts (such as by employing overtime labor) unless the delaying party agrees in advance to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful).
          (v) Tenant shall advise Landlord of the cost of Tenant’s Specialty Construction Work. Landlord shall make partial payments of Landlord’s Contribution with respect to Tenant’s Specialty Construction Work within twenty-five (25) days after receipt by Landlord of written request therefor from Tenant, not more often than monthly, which requests each shall include (a) such contractors’ affidavits, sworn statements, partial and final waivers of lien, architect’s certificates and any other documentation or Tenant or contractor undertakings that may be reasonably requested by the title insurance company insuring the Premises (the “Title Company”) for the purpose of insuring over such mechanics’ lien claims or rights thereto, (b) approval of Landlord’s lender, (c) certification from the General Contractor and from Tenant’s Architect that the portion of the work for which payment is being sought has been completed in accordance with the Approved Plans and Specifications, and (d) Tenant’s written acceptance of the applicable work. Following receipt of the requested payment, Tenant shall be estopped from making any claim against Landlord with respect to the applicable work. Notwithstanding any provision of this Section 2.G.(iv) to the contrary, no portion of Landlord’s Contribution shall be paid unless and until the Title Company shall insure over any and all mechanics’ lien claims, or rights to assert same, as a result of Tenant’s Specialty Construction Work applicable to such requested payment, by customary pending disbursement endorsements and interim mechanics’ lien certifications.
     H. (i) The Approved Plans shall include plans for the installation of one or more back-up generators (collectively, the “Generators”), with an associated above-ground fuel storage tank, on a site adjacent to the Premises, as shown on Appendix “A” or as otherwise mutually approved by Landlord and Tenant (the “Generator

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Site”). Landlord’s Contribution shall be applicable to the cost of the Generators and improvement of the Generator Site, provided, however, that (in accordance with Section 2.E.(i) above) because the Generators are a long lead item, if payment is required for the Generators prior to delivery of the Generators to the Premises, Tenant shall make such payment for the Generators, and if funds are available from Landlord’s Contribution at the completion of the Tenant Improvements, Landlord shall reimburse Tenant for such payment from Landlord’s Contribution. The Generators shall not constitute the Premises’ emergency power system without Tenant’s prior written consent. At Landlord’s request, Tenant shall provide to Landlord copies of any permits, inspection reports, licenses, service contracts, maintenance logs and other documentation regarding the operation and maintenance of the above-ground storage tank installed on the Generator Site.
          (ii) Tenant shall contract directly for all maintenance and repairs of the Generators and Generator Site. In connection with such maintenance and repairs, Tenant shall adopt such commercially reasonable procedures required by Landlord so as to minimize disruption to other activities occurring at adjacent buildings, including periodic testing of the Generator(s). The foregoing notwithstanding, access to the Generator Site shall be limited to Landlord, Tenant and their respective authorized employees, contractors and agents. Following completion of the Tenant Improvements, Landlord shall have no obligation, responsibility or liability whatsoever if the Generators fail and/or Generator Site is inadequate in any respect not caused by the negligence or willful misconduct of Landlord or its employees or agents. If at any time during the Term of this Lease, including any renewal thereof, Tenant shall fail to maintain the Generator Site (but not the Generators, provided that Tenant shall ensure that the Generator(s) appear to be in good condition and repair) to Landlord’s reasonable satisfaction, then upon not less than fourteen (14) days’ prior written notice, Landlord shall have the right to take such corrective measures as Landlord deems necessary or prudent and Tenant shall reimburse Landlord for such reasonable sums expended by Landlord, if the Tenant has not cured or commenced the cure of that maintenance and is diligently pursuing such cure. Those funds expended by Landlord in conjunction with the repair or maintenance of the Generator Site shall be payable by Tenant within fifteen (15) days of receipt by Tenant of an itemized invoice with supporting backup documentation, and shall bear interest from the date fifteen (15) days after the invoice to the date of reimbursement at the rate of eight percent (8%) per annum computed on the actual number of days elapsed during the period for which interest is being charged.
          (iii) Upon removal of the Generators, Tenant agrees, at its sole cost and expense, to take whatever steps Landlord may reasonably request to restore the Generator Site to its condition as of the Commencement Date, reasonable wear and tear excepted. Such obligation of restoration shall survive the expiration or termination of this Lease or Tenant’s right to possession of the Premises. Upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises, Tenant agrees to promptly remove the Generators from the Generator Site and to restore the Generator Site to its condition as of the Commencement Date.
          (iv) Tenant acknowledges, agrees and confirms that if as a consequence of the installation of any improvements upon the Generator Site pursuant to this Section 2.H., including the Generators, the taxes imposed on the land upon which the Generator Site is located increase due to the installation of improvements on the Generator Site, then Tenant shall be responsible for such increase in taxes. Written evidence establishing such increased tax assessment shall be provided by Landlord to Tenant and Tenant shall pay to Landlord as additional rent such incremental tax amount upon demand.
     I. Landlord and Tenant each hereby designate a representative (each, a “Representative”) who shall have the power and authority to make any and all decisions regarding the matters described in this Article 1 on behalf of the respective parties and to designate other representative(s) on their behalf. Notices to a Representative shall be given in accordance with Article 35 below. Unless a party is otherwise advised in writing by the other, their respective representatives shall be as follows:

Landlord:	John Coletta Vice President The Alter Group, Ltd. 5500 W. Howard Street Skokie, IL 60077

Kent Moe Senior Vice President The Alter Group, Ltd. 2525 E. Camelback Road Suite 285 Phoenix, AZ 85016

Tenant:	Robert Curwin

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Vice President or Kristine Olson Office Services Manager Medicis Pharmaceutical Corporation 8125 N. Hayden Road Scottsdale, AZ 85258

James Aungst Principal JKA Realty Advisors 3319 E. Sequoia Drive Phoenix, AZ 85050

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
3.
POSSESSION
     A. (i) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the estimated Commencement Date (as the same may be adjusted pursuant to the terms of this Lease), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as expressly provided herein. In the event of any delay in the Commencement Date (as the same may be adjusted), the rent provided for herein shall not commence until the actual Commencement Date (so long as Tenant is not responsible for such failure or delay), and the Term shall be extended accordingly. Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant on or before the estimated Commencement Date (as the same may be adjusted).
          (ii) Subject to Article 28 and delays caused by Tenant, if Landlord fails to deliver the Premises to Tenant within thirty (30) days after the estimated Commencement Date (as the same may be adjusted pursuant to the change order process described in the Workletter), for each one (1) day between (a) the date that is thirty (30) days after the estimated Commencement Date (as the same may be adjusted), and (b) and the actual Commencement Date (each such day, a “Day of Delay”), Tenant shall be entitled to an amount equal to the Base Rent payable for each Day of Delay multiplied by 1.5 times the daily Base Rent owed commencing in the thirteenth (13th) month of the Lease Term or whenever the Rent Abatement period ends, whichever is later (the “Delay Payment”). At Tenant’s option, the Delay Payment shall be paid by Landlord to Tenant within thirty (30) days after the actual Commencement Date, or Landlord shall apply the Delay Payment against future payments of Base Rent as such payments first come due under the terms of this Lease.
          (iii) In addition to the right to receive the Delay Payment, if Landlord fails to deliver the Premises to Tenant on or before the date that is nine (9) months after the estimated Commencement Date (as the same may be adjusted by any change order submitted in accordance with the terms of this Lease, subject to Article 28 and delays caused by Tenant, Tenant thereafter shall have the right to terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the expiration of such nine (9) month period, in which event this Lease shall terminate upon Landlord’s receipt of such notice and the parties shall have no further obligation or liability to the other. Tenant’s failure to deliver notice of termination to Landlord within such thirty (30) day period shall be deemed a waiver by Tenant of the right to terminate this Lease pursuant to this Section 3.A.(iii).
     B. (i) Landlord shall provide Tenant, its agents, suppliers, contractors and workmen reasonable access to the Premises prior to the Commencement Date (“Tenant’s Early Access”) for the purpose of installing Tenant’s telephone and computer wiring and systems, security system wiring and hardware, furniture and equipment, the Lab, the Deli, the Workout Facilities, the Meeting Room wiring and equipment, the data center, the Generators and similar work, and to generally prepare the Premises for occupancy. As a condition of such early access, Tenant shall deliver to Landlord certificates of the insurance Tenant is required to maintain hereunder. Tenant acknowledges and agrees that Tenant’s Early Access shall be subject to all of the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay Base Rent and Additional Rent, and further agrees that in connection with Tenant’s Early Access Landlord shall not be liable in any way for any injury, loss or damage which may occur to any property placed in the Premises by Tenant, the same being strictly at Tenant’s sole risk, except due to the negligence or willful misconduct of Landlord or its agents, employees or invitees. In connection with such installation by Tenant, Tenant acknowledges that Tenant’s Early Access will be shared with Landlord while Landlord is in the process of completing the Premises and the Phase I Improvements in accordance with schedule attached hereto as Appendix “D-1” and will be phased through a mutually agreed upon schedule on a floor-by-floor basis. Tenant and Landlord shall reasonably cooperate with each other in coordinating such early access so as not to delay or otherwise interfere with the completion of the Premises and the Phase I Improvements by Landlord but to allow completion of Tenant’s preparations prior to the Commencement Date. In connection therewith, each party and its employees and agents agrees to use commercially reasonable efforts not to damage or harm in any way the Premises and Phase I Improvements or any of Tenant’s property, and each shall indemnify, defend and hold harmless the other for, from and against any such Losses caused by that party or its agents, employees, servants or contractors. Early access shall not advance the Commencement Date or the Expiration Date, nor change the date upon which Tenant’s obligation to pay Base Rent commences.
          (ii) If at any time Tenant’s Early Access shall unreasonably delay, in Landlord’s reasonable discretion, or interfere with the completion of Landlord’s construction of the Premises, Landlord shall have the right to suspend Tenant’s Early Access right upon not less than forty-eight (48) hours written notice, provided, however, that such termination shall be void if Tenant shall, within such forty-eight (48) hour period, cure such

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
delay or interference and/or provide such assurances to Landlord as Landlord shall have reasonably requested that such problem will not occur again.
     C. The Premises shall be deemed to be ready for Tenant’s occupancy if only minor or insubstantial details of construction or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises or any part thereof for occupancy shall be due to work contracted for directly by Tenant, Tenant’s Specialty Construction Work, Additional Work or Additional Tenant Improvement Work required or made by Tenant in the layout or finishing of the Premises. Whether or not the Premises are ready for occupancy shall be determined by the Jurisdiction in which the Riverwalk Project is located as set forth in the Lease Schedule, which shall evidence same by authorizing Tenant’s occupancy thereof, which authorization shall be in the form of written permission to occupy, which written permission may be in the form of a temporary or final certificate of occupancy or its equivalent. It is further understood that prior to initial occupancy, the parties shall jointly inspect the Premises and prepare a “punch list” of incomplete items to be completed by Landlord within a reasonable time after occupancy not to exceed sixty (60) days, subject to Landlord’s inability to perform (as described in Article 28), provided, however, that if any punch list item cannot be completed within such sixty (60) day period and Landlord is diligently attempting to complete such punch list item, the time period to complete the same shall be reasonably extended for so long as is reasonably necessary to complete the punch list item, but in no event longer than an additional forty-five (45) days, subject to an inability to perform (as described in Article 28). If occupancy is initially obtained through a temporary certificate of occupancy, Landlord shall use commercially reasonable and diligent efforts to obtain the permanent certificate of occupancy (or its equivalent issued by the Community) as soon as possible and to promptly remedy the items on the punch list to Tenant’s reasonable satisfaction.
     D. Tenant shall execute a confirmation of the Commencement Date and the Expiration Date in such form as Landlord may reasonably request within ten (10) days after requested. Tenant’s failure to execute and deliver to Landlord such written confirmation within ten (10) days after request shall constitute acceptance and acknowledgment by Tenant that the Commencement Date set forth in Landlord’s request for confirmation thereof is true and correct, without exception.
4.
DEFINITIONS AS USED IN THIS LEASE
     A. The term “Commencement Date” is the date of the beginning of the Term as set forth in the Lease Schedule.
     B. The terms “Rentable Square Feet” or “RSF” and “Usable Square Feet” or “USF” shall be determined in accordance with BOMA International’s Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (“BOMA”). Landlord and Tenant acknowledge and agree that, in accordance with BOMA, because Tenant is the sole occupant of the Premises, Rentable Square Feet shall be deemed to be Usable Square Feet with respect to the Premises.
     C. If Tenant wishes to have the Premises measured, which measurement shall be performed by Tenant’s Architect, Tenant shall deliver written notice (the “Measurement Notice”) to Landlord on or before the date that is sixty (60) days prior to the estimated delivery of the Premises to Tenant, as adjusted, and shall complete such measurement within thirty (30) days after delivery of such Measurement Notice. If Tenant shall fail to deliver to Landlord the Measurement Notice within such sixty (60) days period, Tenant shall be deemed to have waived its right to cause the Premises to be measured. Tenant shall cause such measurement to be promptly completed and its architect to provide written notice of its determination of the Rentable Square Footage of the Premises to Landlord within thirty (30) days after the date of Tenant’s Measurement Notice. If Landlord shall dispute the determination of Tenant’s architect, Landlord and Tenant shall select an independent architect licensed in the State of Arizona and who is reasonably acceptable to both Landlord and Tenant to measure the Premises and whose determination shall be final and binding on both parties for all purposes of this Lease. The expenses of the third architect shall be borne by the party whose calculations are farthest from the calculations determined by that third architect.
     D. The term “Taxes” means any and all taxes of every kind and nature whatsoever which Landlord shall pay or become obligated to pay during a calendar year (regardless of whether such taxes were assessed or became a lien during, prior or subsequent to the calendar year of payment) because of or in connection with the ownership, leasing and operation of the Medicis Development including without limitation, real estate taxes, personal property taxes, sewer rents, water rents, special assessments, transit taxes, legal fees and court costs charged for the protest or reduction of property taxes and/or assessments or an increase therein in connection with the Premises, whether any such taxes are imposed by the United States, the Community, the state or other local or tribal governmental municipality, tribe, authority or agency or any political subdivision of any thereof in the Jurisdiction in which the Riverwalk Project is located. Taxes shall not include any net income, capital stock, estate or inheritance taxes.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     E. (i) The term “Operating Costs” means any and all expenses, costs and disbursements (other than Taxes as defined in Section 4.D.) of every kind and nature whatsoever incurred by Landlord in connection with the management, maintenance, operation and repair of the Medicis Development, including, without limitation, interior and/or exterior energy costs (including but not limited to the cost of electricity, steam, water, fuel, heating, lighting and air conditioning), easement maintenance expenses, including assessments applicable to the Medicis Development established by any Declaration as hereinafter defined, costs of maintaining the Pedestrian Bridge (if constructed), any and all common area expenses in the development in which the Medicis Development is located, including, but not limited to, landscaping and other maintenance of properties (including any other irrigation systems shared with any other property) which benefit the Medicis Development, a property management fee equal to three and one-half percent (3 1/2%) of all rent receipts collected by Landlord, and insurance costs related to the Premises (including but not limited to fire, extended coverage, liability, workers’ compensation and elevator insurance, as well as all deductibles paid by Landlord for damages and injuries covered by policies of insurance maintained for the Medicis Development) and routine repairs, maintenance and interior and/or exterior decorating, wages, salaries, and benefits (including but not limited to, so-called fringe benefits, such as social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses or any other cost or expense which Landlord pays or incurs to provide benefits for employees directly engaged in the operation, management, maintenance or repair of the Medicis Development) of employees working at the Medicis Development on a full or part-time basis (excluding those above the level of Medicis Development or building manager), uniforms, supplies, sundries, sales or use taxes on supplies or services, landscape replacement, snow removal, parking lot repairs, legal and accounting costs and expenses, roof repairs, insurance deductibles, exterminating, HVAC system maintenance, security services, security systems maintenance, overhead doors maintenance, expenses of the maintenance and repair of the Pedestrian Bridge (if constructed) or other expenses which Landlord shall be or become obligated to pay in respect of a calendar year regardless of when such Operating Costs were incurred or any other expense or charge whether or not hereinbefore mentioned which in accordance with generally accepted accounting or management principles respecting first class buildings in the Jurisdiction in which the Medicis Development is located would be considered as an expense of managing, operating, maintaining or repairing the Medicis Development. If Tenant shall elect, by delivering written notice to Landlord, to have Landlord assume responsibility for janitorial, cleaning and day porter services to the Premises and/or the purchase of janitorial and cleaning supplies for use in the Premises, the cost to Landlord of all such janitorial, cleaning and day porter services and/or janitorial and cleaning supplies shall be included in Operating Costs. For purposes of this subparagraph, “the development in which the Medicis Development is located” shall be deemed to refer to any portion(s) of the real property subject to the Master Lease containing common areas and/or utilities and/or services benefiting the Medicis Development, including any and all of the Medicis Development encompassed by, without limitation, any declaration of easements, reciprocal easement agreements, and/or protective covenants, conditions and/or restrictions (collectively, “Declaration”) affecting the Medicis Development.
          (ii) Operating Costs shall not include:
               (a) Except as expressly permitted in Section 4.E.(iii) below, the cost of alterations, capital improvements, equipment replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures.
               (b) Leasing commissions and/or expenses and advertising and promotional expenses.
               (c) Legal fees or other professional or consulting fees in connection with the negotiation of tenant leases.
               (d) The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent that either (1) Landlord is compensated therefor through proceeds of insurance, warranty, indemnity from or the responsibility of third parties or condemnation awards; (2) Landlord failed to obtain insurance against such fire or casualty, if insurance was available at a commercially reasonable rate, against a risk of such nature at the time of same; or (3) Landlord is not fully compensated therefor due to the coinsurance provisions of its insurance policies on account of Landlord’s failure to obtain a sufficient amount of coverage against such risk. Notwithstanding the foregoing, Landlord’s reasonable insurance deductibles are Operating Costs.
               (e) Compensation paid to officers or executives of Landlord above the level of the Premises, Medicis Development or Riverwalk Project property manager.
               (f) That portion of salaries and other compensation of service personnel to the extent such salaries and compensation are applicable and relate to performance of services by such personnel other than in connection with the management, operation, repair, or maintenance of the Premises or the Medicis Development.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
               (g) Legal fees, accounting fees, and other expenses incurred specifically in connection with disputes with Tenant, its assignees or sublessees, or associated with the enforcement of the terms of this Lease with Tenant, its assignees or sublessees, or the defense of Landlord’s title or interest in the Premises or any part thereof.
               (h) Interest and principal payments on mortgages, financing charges or other debt service.
               (i) Depreciation.
               (j) Property management fees paid for any month in excess of three and one-half percent (3 1/2%) of all rent receipts (including, but not limited to, Base Rent and Additional Rent) and other revenues of the Medicis Development collected during such month.
               (k) Rental and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (i) when such equipment is used in providing janitorial and maintenance services and is not permanently affixed to the Premises, and (ii) when such equipment is rented on a temporary basis for repairs or maintenance.
               (l) Landlord’s general corporate overhead and general administration expenses.
               (m) Ground rents.
               (n) Reserves.
               (o) Costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with any portion of the Premises and/or Phase I Improvements.
               (p) Amounts paid to itself or related or affiliated person or entity in excess of prevailing market rates for comparable goods or services.
               (q) Works of art.
               (r) Fines and penalties, unless caused by the acts or omission of Tenant.
               (s) Costs resulting from the negligence or willful misconduct of any Landlord Indemnitee or their respective employees or agents, including without limitation, the failure to adhere to reasonable and typical management practices and typical preventative maintenance programs in comparable office buildings in Scottsdale.
               (t) Janitorial, cleaning and day porter services and/or janitorial and cleaning supplies for use in the Premises, unless and until Tenant shall elect, by delivering written notice to Landlord, to have Landlord assume responsibility for janitorial, cleaning and day porter services to the Premises and/or the purchase of janitorial and cleaning supplies for use in the Premises.
          (iii) Provided however:
               (a) The cost of any capital improvements to the Premises made after the date of construction of the Premises which (1) actually result in a reduction of Operating Costs in excess of the cost of such capital improvement or (2) which are required under any governmental, Community or other tribal laws, regulations, or ordinances which were not applicable to the Premises as of the date of the construction of the Premises, amortized on a level pay debt service basis over the useful life of such improvement, with interest at eight percent (8%) per annum shall be included in Operating Costs. The cost of any capital improvements to the Premises made after the completion of construction of the Premises which are required to be made to the Premises to comply with the provisions of the Americans with Disabilities Act enacted after the Commencement Date, amortized on a level pay debt service basis over fifteen (15) years with interest at eight percent (8%) per annum also shall be included in Operating Costs.
               (b) Exclusive of Operating Costs over which Landlord has no control, all other Operating Costs set forth in Section 4.E. shall be considered “Controllable Costs” for purposes of the following limitation. For each and every calendar year after the first calendar year of the Term of the Lease, the increment of Additional Rent applicable to the Premises which is based upon Controllable Costs shall not exceed one hundred five percent (105%) of the Controllable Costs for the immediately preceding calendar year, calculated on a cumulative basis, except that Landlord may add expense “line items” which may have not been incurred in prior years if they are reasonable and customary or increase services to the Premises. Landlord shall separately compute those items of Operating Costs over which Landlord has no control which are limited to Taxes, insurance costs,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
energy and utility costs (including, without limitation, electricity, sewer and water), trash removal costs, security costs, costs subject to increase by governmental requirements, owner’s association fees, repairs and replacement such as, but not limited to, landscape replacement and repairs and maintenance (but not replacements) of the roof. Landlord and Tenant agree that there will be no limitation on Tenant’s obligation hereunder for increases in such Operating Costs over which Landlord has no control (including non-recurring Operating Costs). To the extent that vendor, manufacturer, contractor or other warranties are in effect for computer systems, elevators, heating and air conditioning equipment, or other equipment or components of the Controllable Costs shall exclude those costs and expenses.
5.
BASE RENT
     A. Except as otherwise provided herein, Tenant shall pay as initial Base Rent to Landlord the Annual Base Rent as set forth in the Lease Schedule in equal monthly installments in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter during the Term, and at the same rate for fractions of a month if the Term shall begin on any day except the first day or shall end on any day except the last day of a calendar month.
     B. Any rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall incur a late fee equal to four percent (4%) of the amount not paid when due, but the payment of such late fee shall not excuse or cure any default by Tenant under this Lease, provided, however, that no late fee shall be imposed with respect to any portion of the Base Rent or Additional Rent that (i) is paid within five (5) business days after Tenant’s receipt of a written notice from Landlord, (ii) the first late payment in any twelve (12) month period if the amount due is paid within five (5) business days after Tenant’s receipt of a written notice from Landlord, and (iii) no late charges on amounts other than Base Rent or Additional Rent shall be imposed unless Tenant fails to make payment for those charges after the fifth (5th) day following the date Landlord has delivered written notice of that delinquency to Tenant. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. The acceptance by Landlord of a late charge and payment of Base Rent and Additional Rent due shall constitute a waiver of Tenant’s default with respect to such overdue amount, and shall prevent Landlord from exercising any of the other rights and remedies available to Landlord. The covenants herein to pay rent (both Base Rent and Additional Rent) shall be independent of any other covenant set forth in this Lease.
     C. Except as otherwise expressly provided herein, Base Rent and all of the rent provided herein shall be paid without demand, offset, deduction or abatement in lawful money of the United States of America to Alter Asset Management, L.L.C., 1980 Springer Drive, Lombard, IL 60148 or as designated from time to time by written notice from Landlord. The Management Agent has full and complete authority to act on behalf of Landlord in connection with all dealings with Tenant, provided however, that the Management Agent shall not have the power to amend or modify the terms of this Lease.
6.
ADDITIONAL RENT
     A. The Annual Base Rent does not include amounts attributable to any amount of Operating Costs or Taxes. Landlord and Tenant acknowledge and agree that the “Expense Stop” for the purposes of this Lease is $7.14 RSF, excluding any costs for janitorial and/or day porter services. It is agreed between the parties hereto that, in addition to the Base Rent provided for herein, Tenant shall also pay in each year during the Term of this Lease, as Additional Rent, all Operating Costs in excess of the Expense Stop for each calendar year or partial calendar year, prorated as of the Commencement Date (as to the first year) and as of the Expiration Date (as to the last year) of the Term for the first and last years of the Term. Notwithstanding the foregoing, Tenant shall not have to pay Operating Costs during and relating to the first twelve (12) months following the Commencement Date.
     B. The term “Additional Rent” shall refer to Operating Costs, Taxes and any other monetary obligations payable by Tenant to Landlord under the terms of this Lease in addition to Base Rent. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Base Rent.
     C. In addition to Base Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Base Rent and payments of Additional Rent, an amount equal to any governmental or tribal taxes, including, without limitation, any sales, rental, occupancy, excise, possessory, use or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord’s gross receipts or gross income from leasing the Premises to Tenant, including, without limitation, transaction privilege taxes, possessory taxes, education excise taxes, any tax now or hereafter

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
imposed by the State, the United States, the Community, or any other governmental or tribal municipality, tribe, authority or agency, or any political subdivision of any thereof in the Jurisdiction in which the Riverwalk Project is located, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord. Landlord shall consult with Tenant on an annual basis with respect to whether to contest the valuation of the Premises or any of the improvements related thereto for purposes of any taxes or assessments, and Landlord shall contest the valuation at Tenant’s reasonable request and the costs of that contest shall be Operating Costs.
     D. Tenant shall pay prior to delinquency all taxes, charges or other governmental or tribal impositions assessed against or levied upon all fixtures, furnishings, and other personal property owned by Tenant. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental or tribal impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Subject to Tenant’s timely payment of impositions as required herein, Tenant may contest those taxes, charges or impositions in good faith.
7.
RENT ADJUSTMENT PAYMENT
     A. Prior to the commencement of the Term, Landlord shall deliver to Tenant a written statement setting forth Landlord’s good faith estimate of Taxes and Operating Costs (a “Taxes and Operating Cost Statement”) for the remainder of the calendar year in which the Term commences. Thereafter, prior to January 1 of each subsequent calendar year, or from time to time during each subsequent calendar year, Landlord shall deliver an estimated Taxes and Operating Cost Statement pertaining to each such forthcoming calendar year. Commencing with the first month to which an estimate applies and on the first day of each calendar month thereafter during the Term, Tenant shall pay one-twelfth (1/12th) of Taxes and Operating Costs as estimated by Landlord (prorated for any partial calendar month). On or before the first day of June of each calendar year after the initial year of the Term, Landlord shall furnish to Tenant a written statement showing in reasonable detail actual Operating Costs and Taxes for the preceding year for which such statement is furnished and showing the amount, if any, of rental adjustment due for such year.
     B. On the monthly rental payment date (the “adjustment date”) next following Tenant’s receipt of each such annual statement, Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of Taxes and Operating Costs shown on each such annual statement less the amount, if any, of the total estimated Additional Rent paid by Tenant during the preceding calendar year.
     C. In the event that any such settlement required above indicates that the total Additional Rent paid by Tenant during the preceding calendar year exceeds the actual Additional Rent or Tenant’s Share of the Additional Rent, as applicable, for such calendar year, Landlord shall credit the amount of such excess against any amounts of Additional Rent next falling due under this Lease as long as Tenant is not then in default of any of the terms and provisions of this Lease. Tenant shall not be entitled to a credit by reason of actual Operating Costs in any year of the Lease Term being less than the Expense Stop.
     D. The Taxes and Operating Cost Statement shall be prepared in accordance with generally acceptable cash basis accounting principles. Tenant, using either its own employee or its certified public accountant, shall have the right to inspect at reasonable times and in a reasonable manner, at Landlord’s office in the Phoenix metropolitan area, such of Landlord’s books of account and records as pertain to or contain information concerning the items included in Operating Costs and Taxes for that year in order to verify the amounts thereof. Any and all information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any and all other matters pertaining to Landlord and/or the Riverwalk Project as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of any such inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its certified public accountant and any of its officers, agents, and employees to be similarly bound. If Tenant shall dispute any item or items included in the Operating Costs or Taxes for such year, and such dispute is not resolved by the parties within ninety (90) days after such statement is delivered to Tenant, then either party may at its sole expense, within thirty (30) days thereafter, request that a firm of independent certified public accountants mutually selected by Landlord and Tenant (“Independent Review”) render to the parties an opinion as to whether or not the disputed item or items should have been included in the Operating Costs and/or Taxes for such year; and the opinion of such firm on such matter shall be conclusive and binding upon both parties, provided however, it shall be a further condition of Tenant’s right to conduct an Independent Review that the firm conducting the Independent Review shall not be retained upon the basis of all or a portion of its fees being contingent based upon the results of the Independent Review. Landlord and Tenant agree that the firm’s opinion shall be confidential and shall not be disclosed to any other party whatsoever, provided, however, Tenant shall be permitted to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
divulge the contents of such opinion in connection with any administrative or judicial proceedings in which Tenant is involved. In the event such Independent Review discloses that the amount due from Tenant was overstated in excess of three percent (3%) on an annualized basis, Landlord shall bear the reasonable cost of such Independent Review. In all other cases, Tenant shall bear the cost of such Independent Review. Tenant’s employee(s), agents and certified public accountants may examine the records of Landlord supporting the Taxes and Operating Cost Statement at Landlord’s or the Management Agent’s office during normal business hours within two (2) years after the Taxes and Operating Statement is furnished. Unless Tenant takes written exception to any item within one (1) year after the furnishing of the Taxes and Operating Statement (which shall be noted on the item as “paid under protest”), such Statement shall be considered as final and accepted by Tenant. Tenant shall promptly tender payment for any undisputed items and shall tender payment for any disputed items within ten (10) days after the resolution of any such dispute.
     E. In no event shall any rent adjustment result in a decrease of the Base Rent as set forth in the Lease Schedule.
     F. In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinabove set forth, Tenant’s agreement to pay Additional Rent accrued up to the time of termination shall survive the expiration or termination of this Lease.
8.
HOLDING OVER
     A. Tenant shall have the right to hold over after the expiration of the Term of this Lease for up to six (6) months provided that if Tenant wishes to hold over, Tenant shall have delivered to Landlord written notice of Tenant’s wish to hold over at least nine (9) months prior to the Expiration Date setting forth the number of months that Tenant wishes to hold over (the “Hold Over Notice”). Any hold over in excess of six (6) months after the Expiration Date shall require Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Such holding over shall not constitute an extension of this Lease, but shall be subject to all of the terms of this Lease. During (a) the first three (3) months of such holding over, Tenant shall pay Base Rent at one hundred ten percent (110%) of the rate payable in the last month of the Term of this Lease; (b) the second (2nd) three (3) months (that is, the fourth (4th) through sixth (6th) months of such holding over), Tenant shall pay Base Rent at one hundred twenty-five percent (125%) of the rate payable for the last month of the Term of this Lease; and (c) for any period after the expiration of the sixth (6th) month of such holding over to which Landlord consents, Tenant shall pay Base Rent at one hundred fifty percent (150%) of the rate payable for the last month of the Term of this Lease. In addition to the adjusted Base Rent obligations noted above, Tenant shall continue to owe its proportionate share of Additional Rent at the rate payable in the last month of the Term of this Lease.
     B. Should Tenant (a) hold over after the early termination of this Lease (rather than hold over after the Expiration Date), or (b) hold over after the Expiration Date without having timely provided the Hold Over Notice to Landlord, or (c) hold over after the sixth (6th) month after the Expiration Date without the prior written consent of Landlord, by lapse of time or otherwise, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, during such holding over, Tenant shall pay Base Rent at one hundred twenty-five percent (125%) for the first three (3) months and thereafter at one hundred fifty percent (150%) of the rate payable for the month immediately preceding said holding over, and in addition, Tenant shall pay Landlord the Additional Rent and all actual direct damages sustained by reason of Tenant’s holding over. Tenant shall not be liable for consequential, punitive, special or similar damages by reason of that holding over.
9.
BUILDING SERVICES
     A. Landlord agrees to furnish to the Premises during reasonable hours (the “Building Hours”) (7:00 A.M. to 6:00 P.M. Mondays through Fridays and 8:00 A.M. to 2:00 P.M. on Saturdays), except for the following legal “Holidays”: Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and New Year’s Day, and subject to any rules and regulations promulgated by Landlord, passenger and freight elevator service to the extent applicable, heat and air conditioning in accordance with the design for such systems and as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises, subject to scheduling by Landlord. Notwithstanding the foregoing, Tenant shall have the right to use the Premises 24 hours per day, 7 days per week, and to provide for uninterrupted power, cooling and ventilation systems for its data room and other equipment at all times, provided that the actual cost of all building services used by Tenant outside of Building Hours shall be shall be paid for by Tenant within ten (10) days after receipt of a bill from Landlord for such after-hours costs. Except with respect to janitorial and day porter services, which services shall be provided by Tenant at its expense, Landlord agrees to maintain

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
and operate the Premises in the manner and to the standard of other first class office buildings in the Jurisdiction in which the Riverwalk Project is located and in accordance with applicable Laws, subject to Tenant’s obligations in Section 10.B. and Article 13.
     B. Window washing of all windows (inside and out) in the Premises, at such times as shall be required in the sole judgment of Landlord, provided however, that the inside and outside windows shall be washed no less than three (3) times per year.
     C. Neither Landlord nor Landlord’s members, managers, shareholders, officers, directors, partners, beneficiaries, or other owners nor any company, firm or individual, operating, maintaining, managing or supervising the plant or facilities furnishing the services included in Landlord’s energy costs, nor the Master Lessor, the Community, the Secretary or the United States, nor any of their respective agents, beneficiaries, or employees, shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through or under Tenant, for any Losses because of any interruption or discontinuance at any time for any reason in the furnishing of any of such services, or any other service to be furnished by Landlord as set forth herein (except to the extent any of the foregoing is caused by their gross negligence or willful misconduct) nor shall any such interruption or discontinuance relieve Tenant from full performance of Tenant’s obligations under this Lease. Notwithstanding anything stated above to the contrary, in the event that essential utility services to the Premises are interrupted for a consecutive period of three (3) or more days as the result of the negligence or willful misconduct of Landlord or its agents and such interruption substantially interferes with Tenant’s use of all or a substantial portion of the Premises for the conduct of its business, then, as its sole and exclusive remedy, Tenant’s obligation to pay Base Rent and Additional Rent to Landlord under this Lease shall be abated or reduced, commencing on that third (3rd) day until sufficient utility services are restored, in the proportion that the floor area of the Premises that Tenant is prevented from using and does not use, bears to the total floor area of the Premises.
     D. Landlord and Tenant acknowledge and agree that electric service to the Premises shall not be separately metered. Electricity shall not be furnished by Landlord, but except as otherwise hereinafter provided, shall be furnished by the approved electric utility company serving the area (“Electric Service Provider”). Landlord shall permit Tenant to receive such service direct from such public utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Landlord shall not interfere with provisions of utilities to the Premises, and because Tenant shall pay for its electricity to the Premises, Landlord shall not impose any restrictions on Tenant’s ability to consume that electricity, except as provided in this Section 9.D., and any rules and regulations promulgated by Landlord shall conform to these provisions. Tenant shall make all necessary arrangements with the Electric Service Provider for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof. The electricity used during the performance of the making of alterations or repairs in the Premises, and for the operation of the Premises’ air conditioning system at times other than as provided herein; or the operation of any special air conditioning systems which may be required for data processing equipment, the Lab or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. The Premises shall be equipped with demand switches or other means of obtaining after hours heat and air conditioning on a zone-by-zone basis without making prior arrangements with Landlord. Tenant covenants and agrees to use commercially reasonable efforts to assure that at all times its use of electric current shall never exceed the capacity of the feeders to the Premises or the risers or wiring installed thereon. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises to connect to electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that which is respectively obtainable from existing water pipes or electrical outlets and normal for use of the Premises as general office space and for the other special purposes noted in this Lease, Tenant shall first procure the consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess water or electrical requirements, Tenant shall pay all costs including but not limited to meter service and installation of facilities necessary to furnishing such excess capacity.
     E. (1) To the extent permitted by law, Tenant, if it shall separately pay for its electric services, and if not, Landlord, shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies other than the Electric Service Provider as of the Date of this Lease (each such company hereinafter described as an "Alternate Service Provider”) or continue to contract for service from the Electric Service Provider. If Tenant shall not pay separately for its electric service and Landlord shall contract with an Alternate Service Provider, Landlord shall pay any capital charges and other expenses incurred in changing to an Alternate Service Provider, and those charges and expenses shall not be included in Operating Expenses.
          (2) The parties shall cooperate with each other, the Electric Service Provider, and any Alternate Service Provider at all times, and as reasonably necessary, shall allow each party, Electric Service Provider and any

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Alternate Service Provider reasonable access to the Premises’ electric lines, feeders, risers, writing, and any other machinery within the Premises or the Medicis Development.
     F. (1) Tenant shall have the right to install one or more wireless intranets, Internet and communications networks (also known as “Wi-Fi”) within the Premises for the use of Tenant and its employees (the “Network”) subject to all the other provisions of this Lease as are applicable.
          (2) Tenant shall not solicit, suffer or permit other tenants or occupants of the Medicis Development to use for a profit the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Premises other than Tenant’s affiliates, assignees or sublessees.
          (3) Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors located in or about the Premises including, without limitation, any antennas, switches or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that is not expected to cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including Landlord. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take commercially reasonable steps necessary to correct and eliminate the interference. If the interference is not eliminated, Tenant, Landlord and the other affected parties agree to work together to develop a mutually satisfactory solution to the issue. Notwithstanding the foregoing, Landlord acknowledges that in the event of a conflict between Tenant’s Communications Equipment serving a Building in which Tenant leases at least two-thirds (2/3rds) of the RSF of the Premises and that of any other tenant of Landlord in the Medicis Development, Tenant shall have the primary rights over that of the others.
     G. Tenant shall be, at Tenant’s sole cost and expense, solely responsible for furnishing and managing janitorial service (including janitorial supply purchases), cleaning and day porter services to the Premises, comparable to the standard janitorial, cleaning and day porter services furnished by other first class office buildings in the Jurisdiction in which the Riverwalk Project is located. Notwithstanding the foregoing, Tenant may elect, by delivering written notice to Landlord, to have Landlord assume responsibility for janitorial and cleaning services to the Premises and/or the purchase of janitorial and cleaning supplies for use in the Premises, in which event the cost to Landlord of all such janitorial, cleaning and day porter services and/or janitorial and cleaning supplies shall be included in Operating Costs.
     H. The Management Agent shall request Tenant’s involvement in the selection and planning of any seasonal or temporary decorations for the Premises. The Management Agent shall submit to Tenant, for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, seasonal or temporary interior and exterior decorations. Tenant shall provide written approval within five (5) business days after receipt of Management Agent’s request for Tenant’s consent to any proposed decoration plans. Tenant’s failure to provide written approval or disapproval (Tenant agreeing that any disapproval shall include specific comments to the proposed plans) shall be deemed to be an approval of the proposed plans. The cost of approved decorations shall be included in Operating Costs.
10.
CONDITION OF THE PREMISES
     A. Subject to “punch lists” heretofore referred to and subject to latent defects, by taking possession of the Premises, Tenant shall be deemed to have agreed that the Premises were as of the date of taking possession, in good order, repair and condition. Notwithstanding the foregoing, Landlord’s liability to Tenant regarding latent defects shall be limited to the repair and/or replacement, as the case may be, of defective materials and workmanship and, in no event, shall Landlord be liable for special or consequential damages. Landlord shall have no obligation with respect to latent defects (which shall mean defects that are not reasonably discoverable by Tenant upon a reasonable inspection of the Premises) in the Premises unless Tenant gives Landlord written notice of defective materials or workmanship prior to the date which is two (2) years after the Commencement Date. No promises of Landlord to alter, remodel, decorate, clean or improve the Premises and no representation or warranty, express or implied, respecting the condition of the Premises has been made by Landlord to Tenant, unless the same is contained herein or made a part hereof. Tenant hereby waives all claims against the Master Lessor, the Community, the Secretary and the United States arising from the condition of the Premises and agrees to hold the Master Lessor, the Community and the United States free and harmless from liability for any loss, damage or injury arising from the use of the Premises by Tenant, together with all costs and expenses in connection therewith, except if caused by the negligent or willful misconduct of the Master Lessor, the Community, the Secretary or the United States.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     B. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. Landlord represents that the Premises as of the date of construction and the tenant improvements installed in the Premises by Landlord as of the Commencement Date, comply with Title III and shall continue to comply with those requirements throughout the term of this Lease, as it may be extended, except as provided in the next sentence. Tenant shall be responsible for all Title III compliance and costs in connection with the Premises (including structural work, if any, and including leasehold improvements or other work to be performed in the Premises under or in connection with this Lease) to the extent that same arises out of matters specific to Tenant’s Permitted Use of the Premises, including Tenant’s operation (if applicable) of the Lab, Deli, Workout Facilities, Meeting Rooms and other specialty areas, and/or resulting from alterations, improvements and/or additions to the Premises made by Tenant.
     C. Tenant acknowledges the particular relevance and applicability of Federal and Community laws pertaining to the protection and preservation of historic and archeological resources on Indian lands, which are widespread throughout the Community. Such laws include, without limitation, the Historic Preservation Act of 1966, the Archeological Resources Protection Act of 1979, the Native American Graves Protection and Repatriation Act of 1991, and the Community’s Antiquities Ordinance of 1986, Code § 19-1 et seq. Tenant agrees to strict compliance with such laws for purposes of Tenant’s Permitted Use of the Premises and alterations made to the Premises by Tenant and further agrees, during the Lease Term, to notify the Community’s department responsible for cultural and environmental resources immediately upon the discovery or reasonable suspicion of the presence of archeological resources within the Premises. If during the construction of the Premises Landlord learns of the presence of historic or archeological resources, Landlord shall promptly notify Tenant of that discovery. If the discovery has a reasonable chance, in Landlord’s reasonable opinion, of delaying the Commencement Date by more than nine (9) months, Tenant may elect to exercise its termination rights under Section 3.A(iii) of this Lease at that time unless Landlord can provide reasonable assurances to Tenant of its ability to complete the construction within nine (9) months of the Commencement Date (as adjusted for change orders).
11.
USES PROHIBITED
     Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than the Permitted Use as specified the Lease Schedule. If Tenant uses the Premises for any use inconsistent with the provisions of this Lease, without the prior written permission of Landlord and the Community, and such misuse continues for more than thirty (30) days following notice of default from Landlord, the use will constitute a default and breach of this Lease. No additional use shall be made or permitted to be made of the Premises, nor acts done, which will cause a cancellation of any insurance policy covering the Premises, or any part thereof in effect on the Commencement Date, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by Landlord’s commercially reasonable insurance policies. If any additional use made or permitted to be made to the Premises, or acts done by Tenant, result in an increase in the existing rate of insurance upon the Premises, such additional cost shall be borne solely by Tenant. Landlord hereby acknowledges and agrees that no increase in the cost of Landlord’s insurance or cancellation of any insurance policy covering the Premises shall result from Tenant’s use of the Premises for the Permitted Use of the Premises. Tenant shall not commit or suffer to be committed, any material waste upon the Premises, or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Riverwalk Project, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees at all times to use commercially reasonable efforts to cause the Premises to be operated in material compliance with all federal, tribal, Community, state, local or municipal laws, statutes, ordinances, and rules and regulations, including but not limited to those relating to zoning, environmental protection, health, and safety (collectively, “Laws”). Tenant further agrees to promptly cure any such violation at its own expense, and shall furthermore defend and indemnify Landlord Indemnitees, for, from and against any and all Losses incurred as a result of any violation of any of the foregoing. Tenant shall upon request of Landlord certify in writing that it is in material compliance with applicable Laws for the preceding year. At the request of Landlord, Tenant shall submit to Landlord, or shall make available for inspection and copying upon reasonable notice and at reasonable times, any or all of the documents and materials prepared by or for Tenant pursuant to any environmental law or regulation or submitted to any governmental regulatory agency in conjunction therewith. Landlord Indemnitees and their respective representatives shall have access to the Premises at all reasonable times to inspect, at their expense, the same to confirm that Tenant is using the Premises in accordance with all Laws. Tenant shall, at the request of Landlord and at Landlord’s expense, conduct such testing and analysis as is necessary to ascertain whether Tenant is using the Premises in compliance with

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
all Laws, provided however, (i) Landlord shall not request that Tenant conduct such tests unless required by the Community or if Landlord has a reasonable suspicion that Tenant may be in violation of the foregoing Laws, and (ii) if Tenant is found to be in violation, Tenant shall reimburse Landlord for the actual and reasonable costs of such testing and analysis. Said tests shall be conducted by qualified independent experts chosen by Tenant and subject to Landlord’s reasonable approval. Copies of reports of any such tests shall be provided to Landlord. The provisions within this paragraph shall survive termination of this Lease and shall be binding upon and shall inure to the benefit of the parties hereto, the Master Lessor, the Community, the Secretary and their respective successors and assigns, and mortgagees thereof.
12.
COMPLIANCE WITH LAWS
     A. Tenant shall not use the Premises or permit anything to be done in or about the Premises which in any material way conflicts with any Laws now in force or which may hereafter be enacted or promulgated, the violation of which would result in a liability to any Landlord Indemnitee. Tenant shall, at its sole cost and expense, promptly comply with all Laws now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes and changes to electrical and mechanical systems serving the Premises not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant whether Landlord be a party thereto or not, that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant.
     B. At all times that Tenant shall operate the Deli, Lab and/or Workout Facilities, Tenant shall maintain and comply with all applicable licenses and permits for such operations and Tenant shall provide to Landlord a copy of all such licenses and permits and renewals of the same throughout the Term of the Lease.
13.
ALTERATIONS AND REPAIRS
     A. Tenant shall, at its own expense, maintain the Premises in a clean, neat and sanitary condition, and shall keep the Premises and every part thereof (including, without limitation, all fixtures, alterations, improvements, systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant) in good repair and tenantable condition, and shall promptly and adequately repair all damage to the Premises under the supervision and with the approval of Landlord and within a reasonable period of time as specified by Landlord, loss by ordinary wear and tear, fire and other casualty excepted. If Tenant does not do so promptly and adequately within thirty (30) days following written notice from Landlord of its request that Tenant do so, Landlord may, but need not, make such repairs and Tenant shall pay Landlord immediately upon request by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect, except that (i) in an emergency when damage to Tenant’s property or personnel is imminent, if Tenant is unable to contact Landlord or its property managers despite the exercise by Tenant of reasonable efforts, or if Tenant is able to contact Landlord and/or its property managers, but the party contacted advises Tenant that such party is unable to take immediate action, or (ii) if Tenant notifies Landlord of a repair it claims to be necessary (provided that such repair is Landlord’s obligation under this Lease) and such claim is not disputed by Landlord, and Landlord does not repair it within thirty (30) days following written notice from Tenant of its request that Landlord do so (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days provided that Landlord is pursuing such remedy diligently), then in either event Tenant may take such reasonable steps, including repair, as are necessary for Tenant’s continued use and enjoyment of the Premises or to protect property and/or personnel, and, within twenty (20) days after receipt by Landlord of an invoice and supporting documentation showing Tenant’s actual and reasonable costs of such necessary steps, Landlord shall reimburse Tenant for such actual and reasonable costs. To the extent not covered by insurance that Landlord carries or is required by the terms of this Lease to carry, Tenant shall pay for any repairs to the Premises and/or the Riverwalk Project made necessary by any negligence or carelessness of Tenant or its employees or invitees (notwithstanding anything to the contrary contained in this Lease).
     B. Tenant may not do any work (“Alterations”) in the Premises such as, but not limited to, erecting permanent partitions, making alterations or additions, nailing, boring or screwing into the ceilings, walls or floors without the consent of Landlord in each and every instance, provided however, that a cosmetic Alteration such as painting, decorating, wallpapering, carpeting or hanging pictures does not require notice to or the approval of Landlord and provided further, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed in cases of non-cosmetic Alterations. Under such circumstances however, compliance with this Section 13.B. is required. The decision of Landlord to refuse such consent shall be conclusive. It shall not be unreasonable for Landlord to withhold its approval of any Alteration which impacts structure or any building system, penetrates the roof, would interfere with adjacent tenants, or which would otherwise result in requiring additional improvements to the Premises and/or the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Riverwalk Project. In no event shall Tenant have the right to install any fencing, barrier or other obstruction or take any action that prohibits access to and/or through the Medicis Development (other than the Premises) by other tenants or occupants of the Riverwalk Project and their agents, employees or invitees. In the event Landlord grants the requested approval, Tenant shall be responsible for the cost of any such Alteration, as well as the cost of any improvements to the Premises and/or the Riverwalk Project required as the result thereof. In order to obtain such consent, Tenant shall furnish Landlord: (i) plans and specifications for the Alterations (which Tenant warrants are in conformance with all applicable Laws and consistent in all respects with the aesthetics and the following “Systems” of the Premises: electrical, heating, ventilating, air-cooling, plumbing/fire protection and structural) prepared at the expense of Tenant, by the Building engineers, or at the reasonable discretion of Landlord, other engineers acceptable to Landlord, (ii) affidavits from such engineers stating that the Alterations will not in any way adversely affect any Systems in the Premises, (iii) names and addresses of contractors (“Contractors”) and subcontractors (“Subcontractors”), (iv) copies of contracts with Contractors and Subcontractors which shall provide, among other things, that no changes, amendments, extras or additional work are permitted without the consent of Landlord, and (v) evidence of insurance coverage reasonably acceptable to Landlord. In addition, Tenant shall comply with any and all additional procedures and requirements set forth on Appendix “B” in connection with any such Alterations. Landlord reserves the right to deny any Contractor or Subcontractor entry to the Premises but the failure of Landlord to exercise this right shall not be deemed an approval of either the financial stability or quality of workmanship of any such Contractor or Subcontractor.
     C. If Landlord grants such consent, all Alterations shall be performed at the sole expense of Tenant, in a workmanlike manner and materials furnished shall be of a like quality to those in the Building. If the Alterations involve any Systems, such shall be performed under the supervision of Landlord and by contractors selected by Landlord. If the Alterations do not involve Systems, such shall be performed under the supervision of Landlord. Subsequent to the granting of the consent by Landlord but before the commencement of the Alterations or delivery of any materials onto the Premises, Tenant shall furnish Landlord: (i) necessary permits, and/or other approvals required by the Community, (ii) sworn Contractor affidavits listing all subcontracts with suppliers of materials and/or labor, with whom Contractors have contractual relations for the Alterations, and setting forth a summary of such contractual relationships, (iii) Subcontractor affidavits, (iv) if such Alterations cost Fifty Thousand Dollars ($50,000.00) or more, (1) for credit-worthy tenants (to be determined reasonably by Landlord) indemnification in the form of an irrevocable Letter of Credit in a sum equal to the total value of the Alterations, and (2) for all other tenants, indemnification in the form of cash in a sum equal to the total value of the Alterations, (v) certificates of insurance from all Contractors and Subcontractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may be reasonably requested by Landlord. The certificates of insurance required, in addition to any other requirements of Landlord, must evidence coverage in amounts and from companies satisfactory to Landlord and may be cancelable only with ten (10) days’ advance notice to Landlord. All commercial general liability insurance policies shall name as additional insureds Landlord, the Master Lessor and their respective agents, members and beneficiaries, if any, thereunder, and Management Agent, and any other parties reasonably requested by Landlord, all as their interests may appear. If Landlord consents or supervises, such shall not be deemed a warranty as to the adequacy of the design or workmanship or quality of the materials and Landlord hereby disavows any responsibility and/or liability for such. Additionally, under no circumstances shall Landlord have any responsibility to repair or maintain any portion of the Alterations which either does not function or ceases to function.
     D. Prior to the commencement or construction of any Alterations, Tenant shall give the Master Lessor and the Secretary ten (10) days’ advance notice in writing of its intention to begin such construction, repair or alteration, in order that non-responsibility notices may be posted and recorded as may be provided by any applicable Laws. Nothing contained in this Lease shall be construed as an obligation of the Secretary or Master Lessor to post such non-responsibility notices. If required by the Community, in lieu of satisfying the requirement set forth in Section 13.C.(iv) above, Tenant shall post a payment bond and/or a performance bond in the amount of the total value of the Alterations assuring lien free completion in accordance with approved plans and specifications. Such bonds shall be for the mutual benefit of, Landlord, the Master Lessor, the Secretary and Tenant and shall be issued in the names of Landlord, the Master Lessor, the Secretary and Tenant, as obligees and beneficiaries. Prior to the date Tenant commences construction of any Alterations, Tenant shall submit evidence satisfactory to Landlord and the Secretary that such bonds have been issued. During construction of the Alterations, upon receipt by Landlord of waivers of mechanics’ liens and percentage completion certificates from Tenant, Contractors and the architect, Landlord shall disburse the funds deposited pursuant to Section 13.C.(iv)(2) to the joint order of Tenant and Contractors.
     E. Upon completion of the Alterations, and prior to final payment, Tenant shall (a) file or record in the office of the County Recorder where the Medicis Development is located and post upon the Premises, if and as may be required by Law, a Notice of Completion, (b) obtain the written approval of Landlord for the quality of the Alterations, and (c) furnish Landlord with: (i) Tenant, Contractors, and architectural completion affidavits, (ii) full and final waivers of lien, (iii) receipted bills covering all labor and materials expended and used, (iv) other appropriate documents evidencing completion of the Alterations, (v) as-built plans of the Alterations, and (vi) a copy of any required Notice of Completion.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     F. Tenant shall pay Landlord’s direct, out-of-pocket operating expenses for after-hours, overtime elevator and/or hoist expenses incurred by Landlord in connection with any improvements to the Premises, including base building work, but only to the extent that Tenant requests after-hours work. Tenant shall cooperate with Landlord in scheduling such use.
     G. If the Alterations are being done near the Commencement Date, Tenant agrees to commence payment of Base Rent and all Additional Rent upon the date and in the manner provided in this Lease notwithstanding any delay in completing the Alterations or the Premises which may result from the performance of the Alterations by Tenant or its Contractors.
     H. Tenant shall procure, or cause to be procured, and pay for all permits, licenses, approvals, certificates and authorizations necessary to the prosecution and completion of the Alterations. All Alterations shall be done in strict accordance with all Laws and requirements of any applicable board of underwriters or fire rating bureau and all municipal, state, tribal, federal and other authorities having jurisdiction. Where drawings and specifications conflict with the law, the law is to be followed. Tenant shall promptly notify the respective departments or official bodies when the Alterations are ready for inspection and shall, at once, do all work required to remove any violations or to comply with such inspections, without additional charge to Landlord. Tenant shall perform, or cause to be performed, all work necessary to obtain approvals from authorities mentioned above without additional cost to Landlord.
     I. Except with respect to the initial construction of the Premises, Tenant agrees to reimburse Landlord for actual, out-of-pocket sums expended for examination and approval of the architectural and mechanical plans and specifications. Such reimbursement shall exclude, however, cost of any of Landlord’s employees (including a fee for overhead), but include cost of any “third-party” consultants, architects, engineers, attorneys, or other consultants. In addition, except with respect to the initial construction of the Premises, Landlord reserves the right to charge Tenant a fee for services to review plans and specifications, to review work as it progresses, to evaluate that work in place is consistent with approved plans, and to prepare a final inspection and punchlist. The amount of the fee shall be the greater of two percent (2%) of the cost of the work or at least $104.00 per hour, or such other reasonable rate as may be established from time to time by Landlord. Such fee shall be established prior to commencement of the Alterations.
     J. [Intentionally omitted]
     K. Tenant hereby agrees to indemnify and hold the Master Lessor, the Community, the Secretary, the United States and their respective agents and employees harmless for, from and against any and all Losses which may arise out of or be connected in any way with the construction of the Alterations. Tenant hereby agrees to indemnify and hold Landlord and its members, mortgagees, Management Agent and their respective agents and employees harmless for, from and against any and all Losses which may arise out of or be connected in any way with the construction of the Alterations, except to the extent the same result from the negligence or willful misconduct of Landlord or its members, managers, Management Agent or their respective agents and employees. Any mechanic’s lien (or any notice preliminary to lien) filed against the Premises, or the Riverwalk Project, for the Alterations or materials claimed to have been furnished to Tenant shall be discharged of record (or paid if a notice be served) by Tenant within ten (10) days after filing (or service) at the expense of Tenant, provided however, that if Tenant has on deposit with Landlord one hundred fifty percent (150%) of the lien in cash and otherwise holds Landlord harmless and indemnifies Landlord, Tenant may contest the lien, but only so long as Tenant diligently prosecutes such lien contest. Nothing contained in this Lease shall be construed as a waiver of the immunity of trust or restricted property from mechanic’s liens while the Premises are in a trust or restricted status or provide any governmental agency a right to tax Landlord.
     L. All building-standard additions, decorations, fixtures, hardware, non-trade fixtures and all permanent improvements, in or upon the Premises (including, but not limited to, floor to ceiling demountable partitions and all infrastructure associated with such installation, indirect lighting attached to movable furniture partitions, areas of raised computer flooring and underfloor, cabling, electrical distribution and ductwork), whether placed there by Tenant or Landlord, shall, unless Landlord requests their removal at the time Landlord consents to the applicable Alteration, become the property of Landlord and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation, allowance or credit to Tenant. If, upon the request of Landlord, Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, Landlord may remove them and Tenant shall pay the expense of such removal to Landlord upon demand. Tenant may request in writing at the time it submits its plans and specifications for an Alteration to Landlord (including Tenant’s Construction Plans), that Landlord notify Tenant whether Landlord will require that Tenant shall, on the election of Landlord, remove, at the termination of this Lease, such Alteration or any particular portion thereof and Landlord shall notify Tenant on or before it approves such plans as to whether or not it will require removal. Notwithstanding the foregoing, Tenant shall be permitted to remove any of the equipment, fixtures and improvements in any of the special areas as well as the security system and the Generators, provided that Tenant promptly repairs any damage caused by such removal.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     M. Unless otherwise agreed by Landlord and Tenant in writing, all of the foregoing work shall be performed either by or under the direction of Landlord, but at the cost of Tenant.
     N. Tenant shall, at the termination of this Lease or Tenant’s right to possession of the Premises, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire or other casualty excepted.
     O. The Premises and the Riverwalk Project are within the political boundaries of the Community and the Laws of the Community do not provide lien rights to any person or entity that would otherwise have lien rights under Arizona Laws, including, contractors, architects, engineers, subcontractors and suppliers (the “Service Providers”). Notwithstanding any provision in this Lease or the Master Lease to the contrary, Service Providers do not have rights under this Lease, the Master Lease or the Laws of the State of Arizona to obtain, file or record any laborers, materialmen’s, mechanic’s or other similar lien or claim against any personal property, the Premises or the Riverwalk Project. Tenant will include this Section 13.O. in each Service Provider contract for those who provide services in excess of $10,000 per year that would reasonably be expected to seek to impose a lien on the Premises.
14.
ABANDONMENT
     All trade fixtures and Tenant’s personal property shall be removed upon the expiration or termination of this Lease or Tenant’s right to possession of the Premises, provided however, that Tenant shall be responsible for the repair of any damage caused to the Premises by the removal of such trade fixtures and personal property. In the event Tenant fails to remove such trade fixtures and personal property upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises under this Lease, such fixtures and property shall, at the option of Landlord, be deemed abandoned by Tenant to Landlord as if voluntarily conveyed by Tenant to Landlord by a bill of sale, provided that Tenant was not prevented by Landlord from removing that property.
15.
ASSIGNMENT AND SUBLETTING
     A. Tenant shall not assign, hypothecate, encumber or mortgage or otherwise transfer this Lease, or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section, the term "transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve (12) month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (a) the sale or other transfer of more than an aggregate of forty-nine percent (49%) of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale of more than an aggregate of forty-nine percent (49%) of Tenant’s net assets. Notwithstanding the foregoing, provided that Tenant is not then in default under this Lease, Tenant shall have the right, without approval from Landlord, but only after written notice to Landlord and providing Landlord with a fully executed copy of the assignment and assumption agreement or sublease agreement, as applicable, to sublease all or a portion of the Premises or assign its interest in this Lease (i) to any person or entity (a “Person”) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) in the event of the merger or consolidation of Tenant with another Person; (iii) in the event of a sale or transfer of all or substantially all of the stock of Tenant or all or substantially all of Tenant’s assets; or (iv) to any franchisee or licensee of Tenant, provided that immediately following the events enumerated in clauses (i) to (iii) above, the tangible net worth of the assignee (in the event of an assignment) calculated in accordance with generally accepted accounting principles, consistently applied, is not less than the tangible net worth, calculated in accordance with generally accepted accounting principles, consistently applied, of Tenant immediately prior to the events described in clauses (i) through (iii) above or the Commencement Date, whichever is lower (collectively, the “Permitted Transfers”). No Permitted Transfer, or other assignment or subletting transaction, shall relieve Tenant of liability under this Lease. As used herein, the term “Control” shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity. Tenant agrees all advertising by Tenant or on Tenant’s behalf in any general circulation newspaper with respect to the leasing or subletting of the Premises or any part thereof or assignment of this Lease, must offer the space for lease at a rental not less than that for which comparable space in the Medicis Development is then being offered by Landlord for rent or not advertise the rental rate for such space.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     B. Except for assignments and subleases to affiliates or subsidiaries as provided in the immediately preceding paragraph, Tenant shall, by notice in writing, advise Landlord of its intention from on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign or to sublet any such part of all of the Premises for the balance or any part of the Term. Tenant’s said notice shall state the name and address of the proposed subtenant, the proposed subtenant’s intended use of the Premises, and shall include the potential subtenant’s most current certified financial statement, and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with said notice. Landlord will not unreasonably withhold its consent to Tenant’s assigning or subletting the space covered by its notice. Landlord will not offer to or enter into a lease for space within the Building or other office premises within the Riverwalk Project with a proposed subtenant of Tenant with whom Tenant has had significant leasing negotiations leading to the preparation of a letter of intent and/or draft lease within six (6) months prior to the date Landlord offers or enters into such lease unless Landlord obtains Tenant’s prior written consent to such offer/lease, which consent Tenant shall not unreasonably withhold; provided, however, that the foregoing restriction shall not apply to a proposed lessee of Landlord with whom Landlord has independently commenced leasing discussions prior to the date Tenant commenced subleasing negotiations with such proposed lessee (which independent discussions shall be verified by reasonable written evidence provided by Landlord to Tenant upon request by Tenant). Landlord and Tenant acknowledge and agree that it shall be reasonable for Landlord to withhold its consent if (i) Tenant is then in default under this Lease, (ii) the proposed assignee or sublessee (a “Transferee”) shall not be of sound financial net worth (meaning the financial ability to perform its obligations under this Lease or sublease, as applicable, as reasonably determined by Landlord) at the time of the assignment or sublease, or shall not have sufficient liquid capital to properly operate its business, (iii) the business skills, experience or reputation of the proposed Transferee are insufficient to reasonably assure Landlord of a successful business operation at the Premises, or (iv) the proposed use is not permitted under the Master Lease or this Lease. Landlord’s consent to any assignment or subletting pursuant to this Section 15.B., shall be subject to the following: (v) Any Transferee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed; (vi) such consent if given shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay rent) under this Lease; (vii) Tenant agrees specifically to pay over to Landlord, as Additional Rent, one-half (1/2) of all sums received by Tenant under the terms and conditions to such assignment or sublease, which are in excess of the amounts otherwise required to be paid pursuant to this Lease less Tenant’s actual and reasonable costs of such assignment or sublease; (viii) a consent to one assignment, subletting, occupation or use shall be limited to such particular assignment, sublease or occupation and shall not be deemed to constitute Landlord’s consent to an assignment or sublease to or occupation by another person; and (ix) the Transferee is not (nor, immediately prior to such assignment or sublease, as applicable, was not) a tenant or occupant in the Medicis Development or any other building owned or operated by Landlord or any affiliate thereof, in the Riverwalk Project unless that Transferee continues to lease or occupy the then existing space in the Riverview Project. Any such assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Tenant will pay all of Landlord’s costs associated with any such assignment or subletting including but not limited to reasonable legal fees.
     C. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s prior consent, but only after written notice to Landlord, to enter into small space subleases (not to exceed one half (1/2) of a floor in each instance), but such subleases shall be effective only after written notice to Landlord and providing Landlord with a fully executed copy of the sublease.
16.
SIGNS
     Except as provided in this Lease, Landlord shall retain absolute control over the exterior appearance of the Premises. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the appearance of the Premises from adjacent streets or the exterior appearance of the Premises as viewed from the streets adjacent to the Premises, except for any notices required by Law and signs relating to compliance with safety or security monitoring. Notwithstanding the foregoing, but subject in all events to the comprehensive sign package as approved by the Community and Landlord, Landlord shall install, at Tenant’s cost, subject to reimbursement from Landlord’s Contribution (if any portion of Landlord’s Contribution remains unapplied at the time Tenant’s signage is installed), (a) Tenant’s name and logo on the top fascia of the Premises and no other name shall appear thereon so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, (b) Tenant’s name and logo on a monument sign serving the Medicis Development (the location of such monument sign and Tenant’s panel on such monument sign shall be determined by Landlord in its sole but reasonable discretion), and (c) Premises address directional signage throughout the Riverwalk Project. Subject to the comprehensive sign criteria for the Riverwalk Project and the prior written approval of the Community and Landlord, Tenant shall have the right to install and maintain such signage as Tenant shall elect throughout the Premises and Phase I Improvements.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
17.
DAMAGE TO PROPERTY - INJURY TO PERSONS
     A. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the fullest extent permitted by law, hereby waives all claims, except to the extent caused by or resulting from the non-performance of Landlord, the willful or negligent act or omission of Landlord, or its agents, servants or employees, which Tenant or Tenant’s successors or assigns may have against Landlord, or its agents, servants or employees for loss, theft or damage to property and for injuries to persons in, upon or about the Premises from any cause whatsoever. Tenant will hold Landlord, and its agents, servants and employees exempt and harmless for, from and against and on account of any damage or injury to any person, or to the goods, wares, and merchandise of any person, arising from the uses of the Premises by Tenant or arising from the failure of Tenant to keep the Premises in good condition as herein provided except to the extent the non-performance by Landlord or negligence of Landlord, or its agents, servants or employees contributes thereto. Neither Landlord nor its agents, servants or employees shall be liable to Tenant for any damage by or from any act or negligence of any assignee or subtenant of Tenant, or by any owner or occupant of adjoining or contiguous property. Except to the extent covered by insurance that Tenant or Landlord carries or is required to carry pursuant to the terms of this Lease, Tenant agrees to pay for all damage to the Premises, as well as all damage to tenants or occupants thereof caused by Tenant’s misuse or neglect of the Premises, its apparatus or appurtenances or caused by any licensee, contractor, agent or employees of Tenant.
     B. Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant in the Premises shall be there at the risk of Tenant or such other person only, and the Landlord Indemnitees or their respective agent, servants or employees (except in case of non-performance by a Landlord Indemnitee or their respective employees or agents or their negligent or willful act or omission) shall not be liable for: damage to or theft of or misappropriation of such property; nor for the loss of or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; nor for interference with the light or other incorporeal hereditaments, nor for any latent defect in the Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of known defects therein or in the fixtures or equipment.
     C. In case any action or proceeding be brought against a Landlord Indemnitee by reason of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or of its agents or employees, Tenant, upon notice from a Landlord Indemnitee shall defend the same at Tenant’s expense by counsel reasonably satisfactory to the Landlord Indemnitees. In case any action or proceeding be brought against Tenant by reason of any obligation of Landlord’s part to be performed under the terms of this Lease, or arising from any act or negligence of Landlord, or of its agents or employees, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to the Tenant.
     D. Tenant shall maintain in full force and effect during the Term of this Lease (including any period prior to the beginning of the Term during which Tenant has taken possession and including also any period of extension of the Term in which Tenant retains possession), in responsible companies approved by Landlord as are rated A-VII or better in the then current edition of the Best’s Insurance Guide, (i) Special Form Causes of Loss Property Coverage covering all Tenant’s property in, on or about the Premises, with full waiver of subrogation rights against Landlord, the Master Lessor, the Community and the Secretary in an amount equal to the full replacement cost of such property, and (ii) commercial general liability insurance insuring the Premises against all claims, demands or actions for injury to or death of any one person in an amount of not less than two million dollars ($2,000,000.00) and for bodily injury including death or property damage in an amount no less than five million dollars ($5,000,000.00) combined single limit of liability per occurrence and in the aggregate or such other amounts as Landlord may reasonably require from time to time. Tenant’s insurance deductibles shall be in amounts comparable, in Landlord’s reasonable judgment, to deductibles maintained by tenants of similar office buildings in the Scottsdale, Arizona market. Landlord shall maintain in full force and effect during the Term of this Lease Special Form Causes of Loss Property Coverage for the full replacement cost of the Premises, and the contents belonging to Landlord therein, commercial generally liability insurance, including elevator coverage, insuring Landlord against all claims, demands or actions for bodily injury including death or property damage in an amount no less than five million dollars ($5,000,000.00) combined single limit of liability per occurrence and in the aggregate, and worker’s compensation insurance, the premiums for which shall be included in Operating Costs. That insurance shall be with responsible companies as are rated A-VII or better in the then current edition of the Best’s Insurance Guide.
     E. All such policies of Tenant shall name Landlord, any mortgagees of Landlord, the Master Lessor, and all other parties designated by Landlord as additional insured parties. Landlord’s policy of commercial general liability insurance covering the Premises shall name Tenant as an additional named insured. All insurance policies shall indicate that at least thirty (30) days’ prior written notice shall be delivered to all additional insured parties by the insurer prior to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
termination or cancellation of such insurance and Tenant and Landlord with respect to Landlord’s policy of commercial general liability insurance shall provide certificates of insurance, not less than ten (10) days prior to the Commencement Date, evidencing the aforesaid coverage to all insured parties. Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days’ prior written notice to Landlord and to Tenant with respect to Landlord’s policy of commercial general liability insurance, and (iii) include, as attachments, originals of the additional insured endorsements to the commercial general liability policies required above. Tenant shall provide renewal certificates to Landlord and Landlord shall provide renewal certificates to Tenant with respect to Landlord’s policy of commercial general liability insurance at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Failure of Tenant to provide the insurance coverage set forth in subparagraphs (i), (ii) and (iii) in the immediately preceding paragraph shall entitle Landlord to either (a) treat said failure as a default and/or (b) obtain such insurance and charge Tenant the premiums therefor plus interest thereon as Additional Rent. Tenant shall not violate or permit a violation of any of the conditions or terms of any such insurance policies and shall perform and satisfy all reasonable requirements of the insurance company issuing such policies. With respect to any insurance policy procured to comply with any financial assurance requirement imposed by any Community, state or federal law or regulation, or to any other casualty, property, or environmental impairment insurance purchased by Tenant, such policy or policies shall name Landlord, any mortgagees of Landlord and the Master Lessor as additional insured parties.
18.
DAMAGE OR DESTRUCTION
     In the event the Premises are damaged by fire or other insured casualty and the insurance proceeds have been made available therefore to Landlord by the holder or holders of any mortgages or deeds of trust covering the Premises, the damage shall be repaired by and at the expense of Landlord to the extent such insurance proceeds available therefor, provided such repairs can, in Landlord’s reasonable opinion, be made within two hundred seventy (270) days after the occurrence of such damage without the payment of overtime or other premiums. Landlord shall commence repairs promptly following receipt of permits for such repairs, Landlord covenanting to use commercially reasonable efforts to obtain such permits promptly following the casualty. Until such repairs are completed, the rent shall be abated to the extent the Premises are rendered untenantable. If repairs cannot, in Landlord’s reasonable opinion be made within two hundred seventy (270) days, Landlord shall notify Tenant within forty-five (45) days of the occurrence of such damage of its determination, in which event, or in the event such repairs are commenced but are not substantially completed within two hundred seventy (270) days of the date of such occurrence, either party may, by written notice to the other given within ten (10) days after Landlord’s notification or the expiration of said two hundred seventy (270)-day period, as the case may be, cancel this Lease as of the date of the occurrence of such damage. In addition, if Landlord notifies Tenant that it expects to complete repairs within the two hundred seventy (270) day period noted above, but, if despite Landlord’s good faith and diligent efforts, it becomes apparent that those repairs will not be completed within that period, then Landlord shall promptly notify Tenant of that circumstance and Tenant shall have the right to terminate this Lease by written notice to Landlord given within ten (10) days after Landlord’s notification. Except as provided in this Section, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from any such fire or other casualty or from the making or not making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein not caused by Landlord or its agents’ negligence or willful misconduct. Tenant hereby waives any statutory or common law rights of termination which may arise by reason of any partial or total destruction of the Premises. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease and that Landlord shall not be obliged to repair any damage thereto or replace the same not caused by the negligence or willful misconduct of Landlord or its employees or agents. Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant not caused by the negligence or willful misconduct of Landlord or its employees or agents.
19.
ENTRY BY LANDLORD
     Landlord, the Master Lessor, the Community, the Secretary, and their respective agents shall have the right to enter the Premises at all reasonable times (upon reasonable notice except in cases of emergency or to supply service required to be provided by Landlord or Tenant hereunder) for the purpose of examining or inspecting the same, to supply janitorial services and any other service required to be provided by Landlord to Tenant hereunder or any other tenants, to show the same to prospective purchasers or tenants of the Premises, and make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises as Landlord may deem necessary or desirable, or to post and keep posted thereon notices of non-responsibility or such other notices which they may deem to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
be proper for the protection of their interest in the Premises. In the event notice of entry is required, Tenant shall have the right to accompany any such persons in its discretion. Subject to Tenant’s right to require an escort, such parties may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant’s property and without affecting this Lease. Such parties shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant’s use and occupancy of the Premises.
20.
INTENTIONALLY OMITTED
21.
DEFAULT
     A. The occurrence of any one or more of the following events will constitute an event of default on the part of Tenant:
          (i) Tenant fails to pay any installment of rent (whether Base Rent or Additional Rent) or any other sum required to be paid hereunder, or any part thereof when due, which failure is not cured within five (5) business days after written notice thereof by Landlord to Tenant, or
          (ii) Tenant defaults in the prompt and full performance of any other (i.e. other than payment of rent or any other sum) covenant, agreement or condition of this Lease and such other default continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such other default involves a hazardous condition, in which event it shall be cured forthwith), provided however in the event such default cannot be cured within a period of thirty (30) days and Tenant is diligently attempting to cure such default, the time period to cure same shall be reasonably extended for so long as is reasonably necessary to cure the default; provided, however, that the violation by Tenant of the provisions of Article 44 shall not constitute an event of default on the part of Tenant, or
          (iii) The leasehold interest of Tenant is levied upon under a final non-appealable execution or attachment by process of law, or Tenant abandons the Premises, or
          (iv) The bankruptcy or insolvency of Tenant that is not set aside after thirty (30) days.
     B. Upon the occurrence of an event of default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within five (5) days after receipt of Landlord’s statement; or (b) Without terminating this Lease, re-enter and take possession of the Premises; or (c) Without such re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Premises as Landlord may see fit without thereby voiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Annual Base Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within ten (10) days after receipt of Landlord’s statement; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant with respect to any such reletting; or (e) Landlord may declare immediately due and payable all the remaining installments of Annual Base Rent and Additional Rent, and such amount, less the fair rental value of the Premises for the remainder of the Term, shall be paid by Tenant within ten (10) days after receipt of Landlord’s statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Annual Base Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. Upon an event of default, Tenant shall also pay to Landlord all costs and expenses reasonably incurred by Landlord, including court costs and reasonable attorneys’ fees, in retaking or otherwise obtaining possession of the Premises, removing and storing all equipment, fixtures and personal property on the Premises and otherwise enforcing any of Landlord’s rights, remedies or recourses arising as a result of an event of default. All of the remedies

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
granted to Landlord in this Lease in the event Tenant commits an event of default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Premises and apply the proceeds thereof to all due and unpaid Annual Base Rent, Additional Rent and other amounts owing under this Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. In illustration and not limitation of the preceding sentence, if an event of default under Section 21.A. occurs, Landlord and Tenant expressly agree that (a) Landlord may, at its option, either (i) exercise its rights of self-help set forth in this Lease to recover possession of the Premises without judicial process, or (ii) pursue its speedy remedies available under the forcible entry and detainer Laws of the Community, the State of Arizona, or any other competent jurisdiction, to recover possession of the Premises, and that (b) any judgment obtained in a court of the Community, of the Maricopa County Superior Court of the State of Arizona, or any other court of competent jurisdiction, awarding possession of the Premises to Landlord, may be enforced by either (i) judicial process or (ii) Landlord exercising its self-help remedy of re-entering and re-taking possession of the Premises without further judicial process or hearing (Tenant hereby expressly waiving any and all rights to such judicial process and hearing).
     C. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless for, from and against any liability, loss, costs or damages occasioned Landlord thereby, and no such re-entry shall be considered or construed to be a forcible entry.
     D. Nothing herein contained shall limit or prejudice the right of Landlord to provide for and obtain as damages by reason of any such termination of this Lease or of possession an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such termination takes place, whether or not such amount be greater, equal to or less than the amounts of damages which Landlord may elect to receive as set forth above.
     E. In addition to the late charge described in Section 5.B. above, if any installment of Annual Base Rent or Additional Rent is not paid promptly when due, it shall bear interest at the rate of four percent (4%) per annum; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease.
     F. As reflected in Paragraph 14 of the Lease Schedule, as an inducement to Tenant entering into this Lease, Landlord has agreed to (i) abate all Base Rent and Operating Costs during the *** of the Term, and (ii) abate Base Rent and Operating Costs during the *** of the Term with respect to 25,000 RSF of the Premises (together, the "Rent Abatement”). If this Rent Abatement had not been given, Tenant would be responsible for paying Landlord (A) Base Rent in the additional amount of (1) $*** during the *** (approximately $*** per month) of the Term (calculated on the basis of $*** per RSF of the Premises per annum), and (2) $*** during the *** (approximately $*** per month) of the Term (calculated on the basis of $*** per 25,000 RSF per annum), plus (B) the additional amount of Additional Rent otherwise payable (1) during the *** of the Term for the entire Premises, and (2) during the *** of the Term for 25,000 RSF of the Premises. Landlord’s agreement to provide the Rent Abatement to Tenant is expressly conditioned upon Tenant’s full and faithful performance of the material terms, covenants and conditions of this Lease. In the event of an uncured default under the terms of this Lease by Tenant (after receipt of any required written notice and the expiration of any applicable cure period), the Rent Abatement shall automatically be deemed deleted from this Lease and of no further force and effect, and the entire amount of the Rent Abatement (i.e., $*** plus Additional Rent otherwise payable (y) during the *** of the Term for the entire Premises, plus (z) during the *** of the Term, for 25,000 RSF of the Premises, plus applicable rental tax) shall be immediately due and payable by Tenant to Landlord. The acceptance by Landlord of any payment or cure of the default which initiated the operation of this paragraph shall be deemed a waiver by Landlord of the provisions of this paragraph. For purposes of this subsection 21.F, an obligation shall not be deemed to be material unless it results in actual damages to Landlord in excess of $***; provided that Landlord shall not claim as damages any amounts paid during the cure period and any damages covered or to be covered by insurance.
     G. In the event of a breach, default or noncompliance hereunder by Landlord, Tenant agrees, before exercising any right or remedy available to it under this Lease or at Law, to give Landlord written notice of the claimed breach, default or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of a lender, mortgagee or trustee which has furnished financing that is secured by a Mortgage, concurrently with giving the notice to Landlord, Tenant agrees to also give notice by registered mail to such lender, mortgagee or trustee. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days provided that Landlord is pursuing such remedy diligently), Landlord shall have the right to cure the breach, default or noncompliance involved. Any such lender, mortgagee and/or trustee may cure such default within the same thirty (30) day period if said lender, mortgagee and/or trustee has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default or noncompliance involved (including, but not

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights against Landlord under its Mortgage or other security instrument, if necessary to effect such cure), in which event Tenant shall not be entitled to exercise any right or remedy available to it under this Lease or at Law so long as such actions or remedies are being diligently pursued by said lender, mortgagee and/or trustee. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to an injunction and/or Tenant’s actual damages. Further, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord except as expressly permitted herein, and shall have no right to withhold, set-off, or abate Base Rent or Additional Rent except as expressly permitted herein, and Tenant hereby expressly waives the benefit of any Law to the contrary. If Tenant fails to give notice to Landlord and any lender, mortgagee and/or trustee of a default within twelve (12) months of the occurrence of the events pursuant to which the default arises or would occur with notice as provided above, thereafter Tenant shall have no right to deem the same a default hereunder; provided that with respect to claims related to Landlord’s failure to repair and/or replace a latent defect in accordance with Section 10.A. of this Lease, if Tenant fails to give such notice within three (3) years after the Commencement Date, thereafter Tenant shall have no right to deem such failure by Landlord a default hereunder.
22.
RULES AND REGULATIONS
     The rules and regulations attached hereto and marked Appendix “C”, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any such rules and regulations by Tenant which are not cured or complied with thirty (30) days after receipt of written notice of violation from Landlord shall be deemed a default under this Lease by Tenant, affording Landlord all those remedies set out in this Lease. Landlord agrees all rules and regulations shall be uniformly enforced. In addition to all other liabilities for breach of any covenants of Appendix “C”, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as Additional Rent an amount equal to any increase in insurance premiums caused by such breach. Any violation of Appendix “C” may be restrained by injunction. Landlord shall have the right to make such reasonable rules and regulations as Landlord or its Management Agent may from time to time adopt on such reasonable notice to be given as Landlord may elect. In the event a conflict between rules and this Lease occurs, this Lease shall control, provided, however, that the lack of a provision in this Lease covering the subject matter of the rule or regulation shall not be deemed a “conflict” for purposes of this sentence. Landlord shall use commercially reasonable efforts to enforce provisions of Appendix “C” or any rules and regulations hereafter adopted in a reasonable and non-discriminatory manner.
23.
NON REAL ESTATE TAXES
     During the Term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and Tenant shall cause said fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord’s real property, Landlord shall provide to Tenant a written statement that shall include the amount of such taxes applicable to Tenant’s property and an explanation of the equitable determination of Tenant’s share of such assessment and Tenant shall pay to Landlord its share of such taxes within ten business (10) days after delivery to Tenant by Landlord of such statement.
24.
LANDLORD’S FINANCIAL ARRANGEMENTS
     Landlord shall obtain construction financing through Bank of America, N.A. (“B of A”) (or other financial institution) on commercially reasonable terms, as determined by Landlord in its sole and absolute discretion, in connection with constructing the Premises. Promptly following Landlord’s receipt of written notice from Tenant that Tenant’s Architect has obtained all necessary permits for the Tenant Improvements, Landlord shall cause such lender to provide to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in the form attached hereto as Appendix “F”. If Landlord obtains construction financing through a lender other than B of A, Landlord shall cause such other lender to provide an SNDA to Tenant in a form equivalent to Appendix “F” and in any event no less favorable to Tenant than the SNDA attached as Appendix “F”. If Landlord’s financing is not in place prior to Landlord’s commencement of construction of the Premises, Landlord and Tenant shall discuss such other assurances as may be available.
25.
EMINENT DOMAIN

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     If a substantial part of the Premises shall be lawfully taken or condemned or conveyed in lieu thereof (or conveyed under threat of such taking or condemnation), for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award. Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award and specifically agrees that any such award shall be the entire property of Landlord in which Tenant shall not be entitled to share. Tenant further waives any right to challenge the right of the condemning authority to proceed with such taking. Rent shall be apportioned as of the date of such termination. If less than a substantial part of the Premises shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Premises is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Premises, Landlord shall have the right to cancel this Lease upon not less than one hundred eighty (180) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award or in any judgment for damages or in any proceeds of any sale made under any threat of condemnation or taking. Tenant shall have the right to separately pursue its own award for the leasehold improvements installed at Tenant’s expense, Tenant’s fixtures and personal property, and Tenant shall be entitled to relocation expenses and any award payable with respect to the goodwill of the business conducted on the Premises by Tenant, provided that no such claims shall diminish Landlord’s award or the award of Landlord’s lender.
26.
SUBORDINATION
     A. Landlord has heretofore and may hereafter from time to time execute and deliver mortgages or trust deeds in the nature of a mortgage, both referred to herein as “Mortgages” against the land and Premises, or any interest therein. This Lease is subject and subordinate to the Master Lease and to all renewals, modifications, consolidations, replacements and extensions thereof, copies of which shall be furnished to Tenant promptly following their adoption, and to all Mortgages now or hereafter placed upon the Riverwalk Project, and all other encumbrances and matters of public record now or hereafter applicable to the Riverwalk Project. Tenant shall have the right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to any and to all renewals, modifications, consolidations, replacements and extensions of the Master Lease that directly and adversely affect Tenant’s occupancy of the Premises. In the event of a conflict between this Lease and the Master Lease, the provisions of the Master Lease shall govern. According to the terms of the Master Lease, any termination of the Master Lease, by cancellation or otherwise, shall not serve to cancel this Lease, but shall operate as an assignment to Master Lessor of this Lease, and, provided Tenant is not in default under this Lease, Master Lessor shall honor this Lease and shall not disturb the tenancy of Tenant. Any mortgagee or trustee under any Mortgage may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the mortgagee or trustee under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Except as expressly provided to the contrary herein, the provisions of this Section shall be self-operative; however, if requested by the Master Lessor or the mortgagee or trustee under any Mortgage, Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by the Master Lessor or such mortgagee or trustee under any Mortgage whereby Tenant agrees to subordinate its interest in this Lease to the Master Lease or to said Mortgages, as applicable, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, modifications and extensions thereof, provided however that any such subordination shall provide that so long as Tenant is not in default hereunder, its tenancy shall not be disturbed. Promptly following Landlord’s receipt of written notice from Tenant that Tenant’s Architect has obtained all necessary permits for the Tenant Improvements, Landlord shall cause to be delivered to Tenant an SNDA from any and all existing mortgagees in the form attached hereto as Appendix “F” and from any and all existing ground lessors in a form reasonably satisfactory to Tenant. Further, Landlord shall cause future mortgagees or ground lessors, if any, to deliver to Tenant for execution by the parties its customary SNDA in a form reasonably satisfactory to Tenant; provided, however, it shall not be a default by Landlord or a defense to the enforceability of this Lease in favor of Tenant if Landlord is unable to obtain delivery of such a SNDA to Tenant (but instead this Lease will not be subordinated). Tenant shall not be required to subordinate its interest to future lien holders or ground lessors unless Tenant is first provided with an SNDA reasonably satisfactory to both Tenant and such persons.
     B. It is further agreed that (i) if any Mortgage shall be foreclosed (a) the liability of the mortgagee or trustee thereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Premises and such liability shall not continue or survive after further transfer of ownership; and (b) upon request of the mortgagee or trustee, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this Lease may not be modified or amended so as to reduce the rent or shorten the term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered without the prior written consent, in each instance of the mortgagee or trustee under any Mortgage. Tenant hereby waives the provisions of any Laws (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if foreclosure or power of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
sale proceedings are initiated, prosecuted or completed. It is understood that Tenant’s tenancy shall not be disturbed so long as Tenant is not in default under this Lease.
27.
WAIVER
     The waiver of Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No acceptance of a lesser amount of rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of rent, or of the performance of any other term or provision from, or providing directory listings or services for, any person or entity other than Tenant shall not constitute a waiver of Landlord’s right to approve any transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy. It is also agreed that after the service of notice or the commencement of a suit or judgment for possession of the Premises, Landlord may collect and receive any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.
28.
INABILITY TO PERFORM
     This Lease and the obligation of either party to perform all of its covenants and agreements hereunder, except the obligations imposed with regard to payment of Base Rent, Additional Rent and other charges to be paid by Tenant under this Lease (which shall not be excused), shall be excused, and the party shall not be in default hereunder because the party is unable to fulfill its obligations under this Lease or to supply or is delayed in supplying any service expressly or by implication to be supplied or is unable to make, or is delayed in making any tenant improvement, repair, additions, alterations, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if the party is prevented or delayed from so doing by reason of any outside cause whatsoever beyond the reasonable control of the party, including, but not limited to, shortages in materials, shortages in labor, strikes or labor troubles, delays in the permitting process caused solely by the permitting authority, riots, civil disturbances, acts of God or terrorism, energy shortages, inclement weather (including rain), governmental preemption in connection with a national emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.
29.
SUBROGATION
     The parties hereto agree to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with a subrogation clause substantially as follows: “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein”; and each party hereto waives all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and notwithstanding any provision or provisions contained in this Lease to the contrary) to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance.
30.
SALE BY LANDLORD
     Subject to Article 49 below, in the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability under any of the covenants or conditions, express or implied, herein contained in favor of Tenant, provided that the purchasing or assignee Landlord shall assume the obligations of the selling or assigning Landlord under this Lease, from and after the date of transfer, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.
31.
RIGHTS OF LANDLORD TO PERFORM

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent except as expressly provided herein. If Tenant shall fail to pay any sum of money, other than rent, required to be paid it hereunder, or shall fail to perform any other act on its part to be performed hereunder except for those acts under Article 44, and such failure to pay shall continue for ten (10) days after written notice thereof by Landlord, or the Tenant has not cured the failure to perform within thirty (30) days or commenced that cure within the thirty (30) day period and diligently prosecutes it to completion, if cure is not reasonably feasible within that thirty (30) day period (except in cases of emergency, no notice to perform shall be required), Landlord may, but shall not be obligated so to do, and without waiving or release Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of eight percent (8%) per annum, computed from the date of such payment by Landlord shall be payable to Landlord on demand and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.
32.
ATTORNEYS’ FEES
     In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease, or any right of either party hereto, the unsuccessful party of such litigation shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred therein. In addition, either party shall be entitled to all attorneys’ fees and all other costs incurred in the preparation and service of any notice or demand hereunder upon the other party as a result of the breach of this Lease by such other party, whether or not a legal action is subsequently commenced, and if Tenant is obligated to reimburse Landlord for such fees and costs, such fees and costs shall constitute Additional Rent under this Lease and shall be due and payable with Tenant’s succeeding installment of Base Rent, or if none, within thirty (30) days after receipt of written notice from Landlord. Moreover, if either party, without fault is made a party to any litigation instituted by or against the other party, the other party shall indemnify such party without fault against and save it harmless for, from and against all costs and expenses, including reasonable attorneys’ fees incurred by it in connection therewith.
33.
ESTOPPEL CERTIFICATE
     Either party shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid and acknowledging that there are not, to such certifying party’s knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if any are claimed, as well as any other reasonable information requested by the party. In the case of a statement made by Tenant, it is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance and that not more than one (1) month’s rental has been paid in advance.
34.
INTENTIONALLY OMITTED
35.
NOTICE
     Any notice or other communication from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be served personally, by mail, by overnight delivery, by affixing a copy on any door leading into the Premises or by facsimile transmission with confirmation of receipt. Any notices or other communications from Landlord to Tenant may be given by Landlord’s attorney, the Management Agent or another agent of Landlord. Any notices or communications from Tenant to Landlord may be given by Tenant’s attorney. If served by mail, notice shall be deemed served on the fifth (5th) day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of rent and a copy thereof shall until further notice, be served personally or by registered or certified mail to Landlord at the address shown for service of notice at the address set forth for service of notice in the Lease Schedule or at such other address as Landlord may from time to time designate by notice hereunder. Unless otherwise stated, notice shall be effective upon delivery. In the event of a release or threatened release of pollutants or contaminants to the environment resulting from Tenant’s activities at the site or in the event any claim, demand, action or notice is made against Tenant regarding

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Tenant’s failure or alleged failure to comply with any Laws, Tenant shall immediately notify Landlord by fax or telephone with confirmation in writing and shall give to Landlord copies of any written claims, demands or actions, or notices so made.
36.
INTENTIONALLY OMITTED
37.
RIGHTS RESERVED
     Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use of possession or giving rise to any claim for set-off or abatement of rent:
     (a) To change the street address of the Premises if required by governmental authority;
     (b) To install, affix and maintain any and all signs on the interior or exterior of the Premises, subject to the Tenant’s rights under this Lease;
     (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all interior or exterior lighting of the Premises;
     (d) Tenant shall have the right to operate or contract for the operation of food, beverage and vending machines and services, microwave ovens, and refrigerators for the convenience of its employees and invitees;
     (e) To retain at all times, and to use in appropriate instances, keys and/or keycards, to all doors within and into the Premises. No locks or bolts shall be altered, changed or added without the prior written consent of Landlord; provided, however, that Landlord, on behalf of itself and its employees and agents, shall use commercially reasonable efforts to assure that they keep confidential any information any of them learns about Tenant or its business, operations, clients, products, services and other secret information, and none of them shall use that information in any way other than in connection with their dealings on behalf of Landlord with Tenant;
     (f) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Premises, or any part thereof, and for such purpose to enter upon the Premises with prior notice to and in coordination with reasonable restrictions of Tenant, and during the continuance of said work to temporarily close doors, entryways, and to interrupt or temporarily suspend building services and facilities, provided that Tenant is not prevented from access to or use of the Premises; Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business and enjoyment with the Premises and parking rights. Without limiting the foregoing, Landlord shall use commercially reasonable efforts to cause any construction or other work in the Medicis Development (other than (1) landscaping work, (2) routine maintenance work, and (3) construction of the Pedestrian Bridge and/or Phase II Building [if applicable]), to occur in a manner so as not to unreasonably interfere with Tenant’s business, including as a result of loud noises, vibrations, fumes or other disturbances, all of which shall be performed outside of Building Hours, except in the case of an emergency.
     (g) To prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by Tenant;
     (h) To enter the Premises as set forth in Section 19;
     (i) Tenant agrees to cooperate in any reasonable safety program developed by Landlord;
     (j) To control and prevent access to common areas and other non-general public areas including the roof, except as contemplated in this Lease;
     (k) To have and retain a paramount title to the Premises free and clear of any act of Tenant but subject to the terms of this Lease; and
     (l) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises. Tenant shall use all reasonable efforts to attempt to cause no delivery trucks or other vehicles servicing the Premises to park or stand in front of the main entrance of the Premises from 10:00 A.M. to 9:00 P.M. each day. Tenant shall use reasonable efforts to not interfere with access to the Premises or other premises while loading or unloading trucks. Further, Tenant shall not leave unattended or store items outside the Premises in connection with

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
loading or unloading trucks. Landlord reserves the right to further reasonably regulate the activities of Tenant in regard to deliveries to Premises, and Tenant shall abide by such further regulations of Landlord. Movements of Tenant’s property into or out of the Premises and within the Premises are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Premises.
38.
SATELLITE DISH
     After approval of Tenant’s specific plans by Landlord, which approval shall not be unreasonably withheld or delayed, Tenant, at its sole cost and expense (provided that Landlord shall not charge Tenant for roof-top use), shall have the right to erect, maintain and operate on the roof of the Premises communications facilities, including radio transmitting and receiving antennas, microwave dishes (not to exceed one (1) meter in diameter) and supporting structures thereto (the “Tenant’s facilities”). Tenant’s installation, construction and ongoing maintenance of Tenant’s facilities shall be performed in a workmanlike manner, Tenant shall use Landlord’s roofing subcontractor to perform any roof penetrations, and any damage to the Premises caused by Tenant and Tenant’s suppliers and/or subcontractors shall be reported to Landlord and shall be repaired by Tenant at its sole cost and expense. Any Tenant’s facilities installed hereunder shall meet all applicable Laws and shall not interfere with the reception of television, radio or other electronic signals or the operation of any equipment used on the Riverwalk Project by any other tenant or other occupants of the Riverwalk Project, or by owners or tenants of surrounding properties and/or buildings. If Tenant’s operation of Tenant’s facilities interferes with the operation of any other existing antenna or satellite dish at the Riverwalk Project, Tenant shall immediately work with the affected party and Landlord to attempt to resolve the problem, if feasible. Title to Tenant’s facilities shall be held by Tenant at all times. Tenant’s facilities shall remain Tenant’s personal property and are not fixtures. Tenant has the right to remove all Tenant’s facilities at its sole cost and expense on or before expiration of the Term, provided that Tenant shall be responsible for repairing any damage to the Premises resulting from said removal to the reasonable satisfaction of Landlord. Tenant’s liability insurance shall include coverage for the installation, operation, maintenance, repair and removal of Tenant’s facilities and Tenant shall pay any increases to Landlord’s insurance caused by the same. Landlord shall not be required to make any improvements or alterations to the roof in order to accommodate the installation or operation of Tenant’s facilities. Tenant’s facilities shall be used only by Tenant in connection with the Permitted Use (that is, Tenant may not permit third parties, other than Tenant’s bona fide assignees or sublessees that are in actual occupancy at the Premises to place a communication equipment upon the Premises for use by or for the benefit of any such third party). Landlord shall not permit others who are not bona fide tenants or occupants of the Premises to use roof top space or to place equipment on the roof of the Premises without Tenant’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall use commercially reasonable efforts to not permit any other communication equipment of those who become tenants or occupants of portions of the Riverwalk Project controlled by Landlord and its affiliates after the Date of this Lease to interfere with Tenant’s facilities, Tenant’s communications equipment or the signals emitted or received by that equipment. Tenant shall reasonably support Landlord’s efforts by providing to Landlord promptly following Landlord’s request therefor, written detailed specifications of Tenant’s communications equipment and by providing any information reasonably requested by Landlord or any tenant or occupant of the Riverwalk Project reasonably related to the prevention of potential interference with Tenant’s communication equipment.
39.
REAL ESTATE BROKER
     Tenant and Landlord each represent that it has dealt directly with and only with the brokers set forth in the Lease Schedule as brokers in connection with this Lease and agrees to indemnify and hold the other harmless for, from and against all claims or demands of any other broker or brokers for any commission alleged to be due such broker or brokers in connection with its participating in the negotiation of this Lease based on the conduct of that party. Landlord represents that it has entered into a commission agreement with the brokers listed on the Lease Schedule.
40.
MISCELLANEOUS PROVISIONS
     A. Time is of the essence of this Lease and each and all of its provisions.
     B. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or offer or option for lease, and it is not effective as a lease or otherwise. Tenant acknowledges and agrees with Landlord that, except as may be specifically set forth elsewhere in this Lease, neither Landlord, nor any employee of Landlord, nor other party claiming to act on Landlord’s behalf, has made any representations, warranties, estimations, or promises of any kind or nature whatsoever relating to the physical condition of the Premises, or the land under the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Premises, including by way of example only, the fitness of the Premises for Tenant’s intended use or the actual dimensions of the Premises.
     C. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.
     D. This Lease shall be governed by and construed pursuant to applicable federal Laws, except where otherwise expressly set forth in this Lease. If no federal Laws are available to interpret a particular provision of this Lease, then the applicable Laws of the State of Arizona will be used to interpret such provision, excluding Laws of the State of Arizona that would otherwise provide a Service Provider with lien rights and any State of Arizona tax laws that would require Landlord to pay taxes to the State of Arizona or any governmental entity, agency or political subdivision other than the Community and the United States of America, and except where otherwise expressly set forth in this Lease. The parties shall first attempt to resolve all non-monetary disputes among themselves relating to this Lease, the business transactions contemplated by this Lease, the Declaration or any other non-monetary controversy arising between them (collectively, “Claims”), there being no obligation, express or implied, to attempt to resolve (or mediate, as provided below) monetary disputes. If they are unable to resolve all Claims after fifteen (15) days, either party may require that the Claims be submitted to mediation. If the parties are unable to agree upon a mediator within ten (10) days, either party may request that the American Arbitration Association (“AAA”) appoint a mediator, who shall conduct a mediation session within twenty (20) days following his or her appointment, unless the parties agree otherwise. The mediation shall be conducted pursuant to the procedures for mediation of commercial disputes of the AAA.
     If the parties cannot resolve the Claims through mediation, they shall submit the Claims to binding arbitration under the Federal Arbitration Act, 9 U.S.C. §§ 1-14 (“Title 9”), pursuant to the authority of 25 U.S.C. § 416(a)(c), as amended from time to time (“Section 416(a)(c)”), and in accordance with this Section 40.D. Pursuant to Title 9 and Section 416(a)(c), any (i) refusal to submit to arbitration, (ii) exercise of a right under Title 9, or (iii) enforcement of an arbitration award or decision under this Section 40.D. is solely within the jurisdiction of the District Court. An arbitration award under this Section 40.D. is final unless a party files a motion to vacate or modify the award pursuant to 9 U.S.C. § 12 in the District Court within 30 days of the date of the award. Judgment upon the award under this Section 40.D. may be confirmed in District Court pursuant to Section 416(a)(c) and 9 U.S.C. § 9. The parties acknowledge that this Lease, the future development, encumbrances and other obligations and responsibilities arising from this Lease all involve interstate commerce and therefore (in addition to Section 416(a)(c)) either party may avail itself to federal jurisdiction under Title 9. . The arbitration and all related preliminary proceedings shall be conducted in accordance with rules as may be agreed upon by the parties, or, failing agreement on those rules, in accordance with the Rules for Commercial Arbitration of the AAA, as amended from time to time and as modified by this Lease. The dispute shall be presented to a single arbitrator sitting in Maricopa County, Arizona. The decision of the arbitrator shall be final and binding on the parties, except as provided by law.
     E. Should the Master Lessor, the Community or the Secretary require a modification of this Lease, which modification will not bring about any increased cost, expense or delay to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees not to unreasonably withhold or delay its consent to such modification.
     F. If Tenant’s financial statements are not readily available to the public, Tenant agrees to provide to Landlord, upon request, which request shall not be made more than two (2) times in any calendar year, and within twenty (20) days after receipt of such request, a current financial statement of Tenant certified by an authorized representative of Tenant to be true and correct, and further agrees to provide any other financial information reasonably requested by Landlord and Landlord agrees to hold all such financial information in confidence, provided that Landlord may divulge the contents of any financial statement or information to the Master Lessor, the Community, the Secretary, to Landlord’s property manager, attorneys, accountants and affiliates, and in connection with any financing arrangements, sales or assignments of Landlord’s interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information.
     G. All rights and remedies of Landlord under this Lease, or that may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its Management Agent, and all legal proceedings for the enforcement of any such rights or remedies, including distraint for rent, forcible detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and execution by Landlord in its own name individually or in its name by its agent. Tenant expressly stipulates that any rights or remedies available to Landlord either by the provision of this Lease or otherwise may be enforced by Landlord in its own name individually or in its name by agent or principal. Landlord shall be liable for all acts of its authorized employees and agents acting within the scope of their authority and their ordinary course of business.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     H. All of the obligations and rights of either party under this Lease arising during or attributable to the period prior to the expiration or earlier termination of this Lease shall survive such expiration or termination of this Lease.
     I. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     J. Intentionally Deleted.
     K. Any and all Exhibits or Appendices attached hereto are expressly made a part of this Lease.
     L. Upon termination of this Lease or upon Tenant’s abandonment of the leasehold, Tenant shall, at its sole expense, remove any equipment which may cause contamination of the Riverwalk Project, and shall clean up any existing contamination in compliance with all applicable Laws.
     M. This is a commercial lease and has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and both parties agree and represent each to the other that they have had the opportunity to obtain counsel of their own choice to represent them in the negotiation and execution of this Lease, whether or not either or both have elected to avail themselves of such opportunity. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.
     N. Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by each of parties hereto and each party acknowledges to the other that neither the other party nor any person acting on its respective behalf has made any representations to induce this waiver of trial by jury or in any way to modify or nullify its effect. The parties acknowledge that they have read and understand the meaning and ramifications of this waiver provision and have elected same of their own free will.
     O. Landlord hereby covenants that so long as Tenant is not in default under the terms and provisions of this Lease, Tenant shall be entitled to quiet enjoyment of the Premises. The provisions of this paragraph shall not extend to any disturbance, act or condition brought about by the Community, the Master Lessor, the Secretary or by any other person; provided, however, that Landlord shall use commercially reasonable and diligent efforts upon Tenant’s reasonable request to attempt to stop any interference from other tenants, occupants or invitees. Without limiting the foregoing, Landlord shall use commercially reasonable efforts to attempt to cause any construction or other work in the Medicis Development (other than (i) landscaping work, (ii) routine maintenance work, and (iii) construction of the Pedestrian Bridge and/or Phase II Building [if applicable]), to occur in a manner so as not to unreasonably interfere with Tenant’s business, including as a result of loud noises, vibrations, fumes or other disturbances, all of which if necessary, shall be performed outside of Building Hours except in the case of emergency.
     P. This Lease does not grant any rights to light or air over or about the real property of Landlord. Except to the extent specifically otherwise herein provided, Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Premises and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.
     Q. This Lease and any Appendices and riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Riverwalk Project, suitability of the same for Tenant’s business, the current or future amount of Taxes or Operating Costs or any component thereof, the amount of rent or other terms applicable under other leases at the Riverwalk Project, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED NOT EXPRESSLY CONTAINED HEREIN.
     R. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. Landlord or Tenant may require that Landlord and Tenant shall execute and record a short form memorandum of this Lease in form and substance reasonably satisfactory to Landlord and Tenant.
     S. [If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord’s interest in the Premises or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual members, managers, partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.]
     T. Landlord and Tenant acknowledge and agree that the obligations of Landlord under this Lease are further expressly conditioned upon Landlord obtaining the consent and approval of the Master Lessor, the Community (and, to the extent required under current applicable Laws or the Master Lease, the Secretary) to the terms, covenants and provisions of this Lease, which approvals must be obtained within thirty (30) days of the date hereof. If the Master Lessor, the Community or the Secretary disapproves or objects to this Lease within thirty (30) days after the execution of this Lease by Landlord and submission of this Lease to the Master Lessor, the Community and, if applicable, the Secretary for approval, this Lease shall automatically terminate, any amounts previously delivered by Tenant to Landlord shall be returned to Tenant and the parties shall have no further obligation to each other arising out of or in connection with this Lease, except as expressly provided herein. Landlord shall promptly notify Tenant after the expiration of such thirty (30) day period of the approval, deemed approval, or disapproval of this Lease by the Master Lessor, the Community and/or the Secretary.
     U. Nothing contained in this Lease shall be deemed to constitute a waiver of applicable Laws providing tax immunity to trust or restricted Indian property or any interest therein or income therefrom.
     V. As to Landlord, the Master Lessor, the Secretary, and the Community, Tenant hereby waives any provisions of state and local Laws pertaining to improvements affixed to the land by any person acting in good faith and erroneously believing, because of a mistake either of law or fact, that he has the right to do so, and also providing for removal of such improvements.
     W. Nothing contained in this Lease shall operate to delay or prevent a termination of Federal trust responsibilities with respect to the Premises by the issuance of a fee patent or otherwise during the Term; provided, however, no such termination shall serve to abrogate this Lease. The termination of those trust responsibilities or the issuance of a fee patent shall not affect the validity of Tenant’s rights under this Lease.
     X. While the Premises are held in trust by the United States or subject to a restriction against alienation imposed by the United States, all of Tenant’s obligations under this Lease and the obligations of Tenant’s insurers, sureties and guarantors are to the United States as well as to Landlord.
     Y. No member of or delegate to Congress or Resident Commissioner shall be admitted to any share or part of this Lease or to any benefit that may arise herefrom, but this provision shall not be construed to extend to this Lease if made with a corporation or company for its general benefit.
     Z. Tenant and all persons in possession or holding under Tenant shall conform to and shall not violate the terms of any Declaration or other matters of record. This Lease is and shall remain subordinate to any Declaration or similar instruments and any amendments or modifications thereto; provided, however, if the Declaration or such similar instrument is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Declaration or such similar instrument upon recordation thereof. Although the provisions of this paragraph are intended to be self operative, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s written request, an agreement in recordable form (substantially in the form attached as Appendix “E”) subordinating this Lease to the Declaration or such similar instrument. Landlord represents and warrants that such matters of record shall not have a material and adverse effect on the ability of Tenant to conduct business in the Premises for the permitted use of the Premises and Tenant’s leasehold estate in the Premises shall not be subject to any amendments to such matters of record entered into after the execution of this Lease to the extent that any provision contained in any such amendment has a material and adverse effect on the ability of Tenant to conduct business in the Premises for the Permitted Use of the Premises or materially increases the costs or expenses of Tenant under this Lease, or materially and substantially modifies the rights and obligations of Tenant under this Lease.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     AA. Tenant acknowledges that Landlord is not, as of the Date of this Lease, the ground lessee under the Master Lease. Landlord is in the process of acquiring the ground lessee’s interest to the Medicis Development pursuant to a Substitute Lease, as such term is defined in the Master Lease, and pursuant to the procedure set forth in Articles 8, 15 and 47 of the Master Lease. Landlord shall diligently pursue the acquisition of the ground lessee’s interest to the Medicis Development under a Substitute Lease using its good faith and commercially reasonable efforts. If, despite such diligent, good faith and commercially reasonable efforts, Landlord is unable to obtain the ground lessee’s interest to the Medicis Development pursuant to a Substitute Lease, Landlord shall assign its interest in this Lease to Apex Park at Pima, L.L.C. (“Apex”), the current ground lessee under the Master Lease, which shall thereupon assume the obligations of Landlord hereunder. Landlord shall indemnify and hold Tenant harmless against all Losses arising from or related to the failure of Landlord to assign its interest in this Lease to Apex in the event Landlord is unable to procure such Substitute Lease.
     BB. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the following internet website address: www.ustreas.gov/offices/enforcement/ofac.
41.
REPRESENTATIONS AND WARRANTIES
     A. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.
     B. Landlord represents and warrants as follows:
          (i) This Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with its terms;
          (ii) Landlord has, or upon the transfers contemplated by Section 40.AA above it will have, the right to develop and construct the Premises and the Phase I Improvements and to perform the Landlord’s obligations set forth or contemplated by this Lease;
          (iii) Landlord has or has firm commitments for sufficient financial resources to enable it to perform its obligations hereunder, and the financial information previously submitted from Landlord to Tenant, if any, is true and accurate in all material respects as of the date of such financial information; and
          (iv) The Master Lease delivered to Tenant prior to the Date of this Lease is in full force and effect and has not been modified.
42.
HAZARDOUS SUBSTANCES
     A. Tenant’s use of the Premises shall be in compliance with all Laws, including the laws governing Hazardous Substances (as defined herein). Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant’s agents, employees, contractors, or invitees, except in accordance with all Laws. Tenant shall give or post notices required by all applicable Laws pertaining to the Hazardous Substances. Tenant shall not dispose of any Hazardous Substances on the Premises. Landlord, and any other party reasonably designated by Landlord (including, without limitation, any environmental consultant), has the right, but not the obligation, after reasonable prior notice to Tenant (which may be telephonic if Tenant is then in default under the terms of this Lease, to enter upon the Premises at all reasonable times to assess the environmental condition of the Premises, including, without limitation, to conduct any environmental assessment, audit and/or laboratory practice and procedure audit (if Tenant constructs and uses the Lab) (the scope of which shall be determined in Landlord’s sole discretion) and to take samples of air quality, building materials and conduct other invasive testing. Such assessment or audit shall be conducted in a manner so as to minimize interference with the conduct of business at the Premises. Tenant agrees to reasonably cooperate in connection therewith, including without limitation, providing all requested information and making knowledgeable officers, employees or property managers available for interview. If any such undertaking discloses that a violation of, or liability under, any Law exists, or if the inspection is performed while Tenant is in default under this Lease, Tenant shall pay all costs and expenses incurred in connection with such undertaking; otherwise, the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
costs and expenses of such undertaking shall be paid by Landlord. The term “Hazardous Substances” shall mean any chemical, compound, material, corrosive material, substance or other matter that: (i) is a flammable explosive, asbestos (which is either in friable condition or such other condition deemed hazardous pursuant to any applicable Laws), polychlorinated biphenyls, petroleum, radioactive material, corrosive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, medical waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled or regulated by any Law relating to the protection of health, safety or the environment; (iii) gives rise to any reporting, notice or publication requirements under any Laws; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord under any Laws relating to protection of health, safety and the environment. Tenant shall indemnify, defend and hold Landlord, the Master Lessor, the Community and the Secretary harmless for, from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for good faith settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term (or any applicable renewal term) to the extent arising as a result of handling of Hazardous Substances by Tenant not in compliance with this Lease. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state, Community or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substances in the Premises and such action results in contamination, Tenant shall promptly notify Landlord of such contamination, and, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the contamination by any such Hazardous Substances on the Premises. Tenant shall first obtain Landlord’s approval for any such remedial action, which shall not be unreasonably withheld or delayed. Tenant shall also notify Landlord, in writing, within two (2) days after any of the following: (a) Tenant’s receipt of any order of a governmental, Community or other tribal agency requiring any remedial work; or (b) Tenant’s receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant’s receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Laws respecting Hazardous Substances. All costs incurred by Landlord pursuant to Landlord’s approval or notifications to Landlord pursuant to the immediately preceding two (2) sentences of this Section 42.A. shall be within the scope of the indemnification of Landlord in this Section 42.A.
     B. Landlord shall not cause or knowingly permit any Hazardous Substances (except ordinary supplies, cleaning chemicals or products) to be used, stored, generated or disposed of on or in the Riverwalk Project by Landlord, its agents, employees, contractors, invitees or other tenants on the Riverwalk Project without the prior written notification to Tenant. Landlord, at Landlord’s sole cost and expense, shall be responsible for the removal, abatement and/or remediation of any Hazardous Substances now or hereafter located in, on or under the Riverwalk Project which were introduced by its agents or employees. If Hazardous Substances are stored, generated or disposed of on or in the Riverwalk Project or if the Riverwalk Project becomes contaminated unlawfully as a result of any actions of Landlord, its agents or employees, Landlord shall defend Tenant with counsel designated by Landlord for any and all claims or liabilities arising during or after the Term (and any applicable renewal term) as a result of such contamination at Landlord’s cost. Landlord represents and warrants to the best of Landlord’s knowledge, without any duty of inquiry or investigation, and subject to the contents of any environmental reports delivered to Tenant by or on behalf of Landlord or otherwise obtained by Tenant, that (i) any handling, transportation, storage, treatment or use of Hazardous Substances that has occurred or will occur on the Riverwalk Project prior to the Commencement Date, has been or will be in compliance with all applicable Laws; (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Substances has occurred on the Premises or at the Riverwalk Project prior to the Commencement Date; (iii) the soil, ground water and soil vapor on or under the Premises and Riverwalk Project are free of toxic or hazardous substances and will be as of the actual Commencement Date; and (iv) as of the actual Commencement Date the Riverwalk Project does not contain any asbestos, PCBs, radon or underground storage tanks. Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney fees, expert witness fees and other cost to defend) which arise from Landlord’s breach of its representations, agreements and warranties contained in this Article 42, but not the actions of third parties not within Landlord’s control. Notwithstanding anything contained in this Article 42 to the contrary, Tenant shall not be liable under this Lease for the use, presence, disposal, storage, generation, release or threatened release of Hazardous Materials upon, about, beneath, migrating to or from the Premises by Landlord.
43.
SUCCESSORS AND ASSIGNS
     Subject to the restrictions on assignment and subletting set forth in this Lease, the covenants and conditions herein contained shall apply to and bind the respective heirs, successors, executors, administrators, and assigns of the parties hereto. The terms “Landlord” and “Tenant” shall include the successors and assigns of either such party, whether immediate or remote.
44.
EMPLOYMENT OPPORTUNITY

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     A. Qualified members of the Community or members of any other federally recognized Indian tribe shall receive preference, as between substantially equally qualified candidates, in hiring and in all other aspects of employment with Tenant in connection with the operation of the Premises in accordance with terms of this Lease. Tenant shall provide the office of the Director of the Human Resources Department of the Community (the “Director”) with notice or copies of postings, in such form as is agreed to by the Tenant and the Director (collectively “Notice”) for all job openings for jobs at or on the Premises and the required qualifications for such job openings. Tenant shall not employ any person at or on the Premises who is not a member of the Community or member of any other federally recognized Indian tribe without giving the Director of the Human Resources Department of the Community three (3) days’ Notice so that a qualified member of the Community or a member of any other federally recognized Indian tribe may be referred for employment; provided, however, that the foregoing is not intended to and shall not prohibit Tenant from promoting existing employees. Tenant shall report the following employment information for jobs at or on the Premises during the prior six months to the office of the Director of the Human Resources Department of the Community on January l and July l of each year designating members and non-members of the Community in separate categories.
          (a) The number in each job group utilized by Tenant;
          (b) All lay-offs and re-calls;
          (c) All promotions/demotions, job reclassifications, and terminations; and
          (d) The number receiving merit increases and the number denied merit increases.
     B. The Community shall notify Tenant, in writing, of business enterprises owned by members of the Community which are qualified to provide services of any kind with respect to the construction and operation of the Premises. It shall thereafter be the policy of Tenant in connection with the improvements to be developed on the Premises that prior to contracting with any business enterprise which is not owned by a member or members of the Community for services with respect to the construction and operation of the Premises, Tenant shall give to the Community Manager the same notice of contracting opportunity and required qualifications as is given by Tenant in the ordinary course of business.
     C. Tenant may vary from the provisions of this Article 44 in the event of an emergency situation or when it is not reasonable or practical to give the notice referred to above.
     D. In the event it is determined by the Director of the Human Resources Department that Tenant has committed a violation of a provision of this Article 44, a fine, in an amount not to exceed Two Hundred Fifty and No/l00 Dollars ($250.00) per occurrence, may be imposed upon Tenant, which fine shall be paid to the Community to support job training.
     E. It is the purpose and intent of the provisions of this Article 44 that if there are two (2) or more persons substantially equally qualified for a job opening at or on the Premises, and one of such persons is a Community member or member of any other federally recognized Indian tribe, the qualified person who is a member of the Community or member of any other federally recognized Indian tribe shall be selected. If no substantially equally qualified member of the Community or member of any other federally recognized Indian tribe applies for the job opening at or on the Premises, a person who is not a member of the Community or a member of the federally recognized tribe may be selected for employment. It is not the intent and purpose of this Article 44 to establish quotas. Further, Tenant shall not be required to discharge existing employees or fail to promote existing employees in order to create job openings, it being the purpose and intent that the provisions of this Article 44 apply with respect to job openings and newly created positions at or on the Premises. The restrictions of this Article 44 shall apply to Tenant for so long as those restrictions are required by applicable federal or Community Laws.
     F. Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all claims, demands, losses, judgments, fines, liabilities, costs, expenses and attorneys’ fees incurred, sustained and/or asserted against Landlord as a result of any breach by Tenant of the provisions of this Article 44.
45.
OPTION TO EXTEND
     A. Landlord hereby grants Tenant two (2) consecutive option(s) (individually, an “Option to Extend Term”) to extend the initial Lease Term (“Initial Term”) for the entire Premises only in accordance with the terms of this Article 45. An Option to Extend Term shall extend the Term of this Lease for an additional five (5) years (individually, an “Extended Term”) commencing upon the expiration of the Initial Term or the first Extended

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
Term, as applicable. If Tenant exercises an Option to Extend Term, then all of the terms contained in this Lease shall continue in full force and effect during the applicable Extended Term, except with respect to the following:
          (1) Annual Base Rent for the applicable Extended Term shall be adjusted on the first day of the applicable Extended Term to an amount equal to ninety-five percent (95%) of the then Fair Market Rental Value of the Premises, including escalations and typical step increases, but in no event less than Annual Base Rent payable immediately preceding the applicable Extended Term. The term “Fair Market Rental Value of the Premises” shall be, subject to the further terms of this Article 45, Landlord’s good faith calculation of the then prevailing fair market rental rate for the Premises as of the commencement of the applicable Extended Term, taking into consideration all elements affecting the lease transaction, including standard tenant improvement allowances for Class “A” office buildings (inclusive of parking decks) in the Scottsdale/Loop 101 office market area.
          (2) Tenant shall have no further right to extend the Term of this Lease whether pursuant to the provisions of this Article 45 or otherwise.
     B. The applicable Option to Extend Term shall be exercised, if at all, only by written notice (“Notice to Extend Term”) delivered by Tenant to Landlord at least twelve (12) months, but not more than eighteen (18) months, prior to the expiration of the Initial Term or the first Extended Term, as applicable. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein, the Option to Extend Term shall lapse and Tenant shall have no right to extend the applicable Lease Term. Within thirty (30) days after Landlord’s receipt of the Notice to Extend Term, Landlord and Tenant shall promptly attempt to agree in good faith as to the Fair Market Rental Value of the Premises for the applicable Extended Term, including any step increases. If Landlord and Tenant are unable to agree on the Fair Market Rental Value of the Premises for the applicable Extended Term, within forty-five (45) days from the date of the Notice to Extend Term, the parties shall each select a Broker (as defined in Section 4.B.(iii)) and the Brokers shall promptly select a third Broker to review and consider each party’s position concerning the Fair Market Rental Value of the Premises. Within twenty (20) days after the selection of the third Broker, such Broker shall render his or her decision concerning the Fair Market Rental Value of the Premises. Such Broker shall select either Landlord’s or Tenant’s position concerning the Fair Market Rental Value of the Premises in its entirety without averaging or otherwise adjusting such value in any manner. The third Broker’s decision concerning the Fair Market Rental Value of the Premises shall be binding upon the parties, shall not be subject to any right of appeal and shall constitute the basis for the determination of the Annual Base Rent payable by Tenant during the applicable Extended Term pursuant to Section 45.(A)(1) above. Each party shall be responsible for the fees and costs of its Broker. The non-prevailing party shall be responsible for the fees and costs of the third Broker.
     C. If, within thirty (30) days following the determination of the Fair Market Value of the Premises for the applicable Extended Term, either party shall request that both parties enter into an amendment documenting the applicable Extended Term and Annual Base Rent during the applicable Extended Term, then Landlord shall prepare an amendment to this Lease setting forth the Extended Term and Annual Base Rent for the applicable Extended Term pursuant to this Article 45 (“Extended Term Amendment”). The Extended Term Amendment shall be submitted to Tenant for execution and Tenant shall have twenty (20) days following receipt thereof from Landlord in which to execute and deliver the Extended Term Amendment to Landlord, and Landlord shall have twenty (20) days after receipt of the same in which to execute the Extended Term Amendment and to deliver one fully executed copy to Tenant. The failure of either or both Landlord or Tenant to execute the Extended Term Amendment shall not have the effect of nullifying Tenant’s Notice of Acceptance, and this Lease shall nevertheless be extended for the applicable Extended Term as herein provided.
     D. The Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and at all times prior to, and upon the date of, the commencement of the applicable Extended Term, Tenant shall not be in default under any of the provisions of this Lease, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion).
46.
RIGHT OF FIRST OFFER REGARDING SALE OF LANDLORD’S INTEREST
     A. Except with respect to a sale or transfer to an affiliate of Landlord (which shall be permitted at any time), Landlord shall have no right to sell its leasehold interest in the Medicis Development and the Buildings located thereon (“Landlord’s Interest”) during the construction of the Premises until Landlord has received a Certificate of Occupancy for the Premises, provided that after receipt of the Certificate of Occupancy for the Premises, Landlord thereafter shall have the right to sell Landlord’s Interest.
     B. Provided that the originally named Landlord is the “Landlord” under this Lease, prior to entering into a contract for the sale of Landlord’s Interest with any party other than an affiliate of Landlord, Landlord shall

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
first offer to sell to Tenant Landlord’s Interest, subject to, and upon all of the terms, covenants and conditions, set forth in this Article 46 (the “Landlord’s Interest Right of First Offer”). Landlord and Tenant acknowledge and agree that the Landlord’s Interest Right of First Offer shall not apply to (i) any recapitalization of Landlord or Landlord’s Interest that does not include a sale of Landlord’s Interest, even if an unaffiliated third party obtains less than a majority interest in the Premises through such recapitalization, or (ii) a sale of Landlord’s Interest as part of a “portfolio sale” of other assets of Landlord and/or its parent or affiliated company unless Tenant bids on the entire portfolio and not just Landlord’s Interest. Landlord’s Interest shall be offered to Tenant at the Fair Market Value of Landlord’s Interest. The term “Fair Market Value of Landlord’s Interest” shall be Landlord’s good faith determination of the then prevailing fair market value of Landlord’s Interest at the time of the proposed sale. Any sale of Landlord’s Interest shall be subject to the terms of the Master Lease.
     C. The terms of the Landlord’s Interest Right of First Offer for Landlord’s Interest shall be provided by Landlord to Tenant in writing (“Landlord’s Interest Notice of First Offer”). Tenant shall notify Landlord in writing of its acceptance of the Landlord’s Interest Notice of First Offer (“Landlord’s Interest First Offer Acceptance Notice”) or rejection of the Landlord’s Interest Notice of First Offer and, consequently, of its right to purchase Landlord’s Interest (“Landlord’s Interest First Offer Rejection Notice”) within fifteen (15) business days after receiving the Landlord’s Interest Notice of First Offer. If Tenant does not for any reason deliver the Landlord’s Interest First Offer Acceptance Notice or the Landlord’s Interest First Offer Rejection Notice to Landlord within the time frame herein contained, the same shall constitute Tenant’s Landlord’s Interest First Offer Rejection Notice which shall be deemed delivered on the fifteenth (15th) business day. The Landlord’s Interest First Offer Acceptance Notice or the Landlord’s Interest First Offer Rejection Notice, as the case may be, shall be irrevocable. If Tenant delivers (or is deemed to have delivered) a Landlord’s Interest First Offer Rejection Notice, Landlord shall have a period of twelve (12) months after the delivery (or deemed delivery) of such Landlord’s Interest First Offer Rejection Notice within which to close the sale of Landlord’s Interest on substantially the same terms and conditions set forth in the Landlord’s Interest Right of First Offer before Landlord shall again be obligated to provide to Tenant a Landlord’s Interest Notice of First Offer (that is, after the expiration of such twelve (12) month period, in the event such sale has not closed, or if a sale is proposed on materially different terms, Tenant’s rights hereunder shall be reinstated in full force and effect).
     D. If Tenant delivers the Landlord’s Interest First Offer Acceptance Notice as specified above, then Landlord shall prepare a purchase contract for the purchase and sale of Landlord’s Interest (the “Purchase Contract”) setting forth the terms by which Tenant shall purchase Landlord’s Interest. After the Purchase Contract shall be submitted to Tenant, the parties shall have thirty (30) days (the “Outside Date”) to attempt to complete the negotiation in good faith of an acceptable form of Purchase Contract. If the parties do not execute and deliver to escrow the mutually agreeable form of Purchase Contract prior to the Outside Date, then the Landlord’s Interest Right of First Offer to purchase Landlord’s Interest shall be void and of no further force or effect.
     E. The Landlord’s Interest Right of First Offer granted herein is personal to the originally-named Tenant or to a single assignee of at least sixty-six percent (66%) of the Premises. If the originally-named Tenant or its affiliates or their respective successors or permitted assigns are no longer the “Tenant” under this Lease at the time the originally-named Landlord would otherwise be required to provide the Landlord’s Interest Notice of First Offer to Tenant, then Landlord shall not be required to provide such Landlord’s Interest Notice of First Offer and the Landlord’s Interest Right of First Offer under this Article 46 shall be null and void and of no further force or effect.
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

Landlord:

Apex 7720 North Dobson, L.L.C., an Arizona limited liability company

By:	Apex Park at Pima, L.L.C., an Arizona limited liability company Its: Member

	By:	Alter Park at Pima, L.L.C., a Delaware limited liability company
Its: Manager

		By:	18-CHAI CORP., an Illinois corporation Its: Manager

			By:	/s/ RONALD F. SIEGEL
Ronald F. Siegel
Its: Vice President

Dated: July 26 , 2006

Tenant:

Medicis Pharmaceutical Corporation, a Delaware corporation

By:	/s/ MARK A. PRYGOCKI, SR.
Name:	Mark A. Prygocki, Sr.
Its:	Executive Vice President and Treasurer

Dated: July 19 , 2006